                                    CONFORMED*

                             RESTATED LOAN AGREEMENT


                                     between


                    ASSOCIATES MORTGAGE FUNDING CORPORATION,
                                    BORROWER,


                            RYLAND MORTGAGE COMPANY,
                                   GUARANTOR,


                             BANK ONE, TEXAS, N.A.,
                                     AGENT,

                                       and

                                CERTAIN LENDERS,
                                     LENDERS

                                  May 28, 1993

                        Amended through November 23, 1993



- ------------------------------
   * Conformed to incorporate amendments dated as of September 30, 1993, November 10, 1993, November 22, 1993, and November 23, 1993.

                                TABLE OF CONTENTS

SECTION 1.   GENERAL TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1.    Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2.    Number and Gender of Words. . . . . . . . . . . . . . . . . . . . . . 13
     1.3.    Other References. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     1.4.    Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . 13

SECTION 2.   COMMITMENT AND TERMS OF BORROWING AND PAYMENT . . . . . . . . . . . . 13
     2.1.    Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     2.2.    Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.3.    Wet Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.4.    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.5.    Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.6.    Payment Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.7.    Interest and Principal Payments . . . . . . . . . . . . . . . . . . . 17
     2.8.    Adjustments and Sharing of Payments, Etc. . . . . . . . . . . . . . . 18
     2.9.    Interest Options. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     2.10.   Quotation of Rates. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     2.11.   Default Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     2.12.   Interest Calculations . . . . . . . . . . . . . . . . . . . . . . . . 20
     2.13.   Maximum Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     2.14.   Interest Periods. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     2.15.   Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     2.16.   Booking Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . 21
     2.17.   Basis Unavailable or Inadequate for LIBOR Rate. . . . . . . . . . . . 21
     2.18.   Additional Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     2.19.   Change in Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     2.20.   Foreign Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     2.21.   Funding Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     2.22.   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 3.   GUARANTY AND COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . 24
     3.1.    Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.2.    Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.3.    Delivery to Agent . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.4.    Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     3.5.    Redemption of Mortgage Collateral . . . . . . . . . . . . . . . . . . 29
     3.6.    Correction of Mortgage Notes. . . . . . . . . . . . . . . . . . . . . 30
     3.7.    Collateral Value. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     3.8.    Agent to Provide Collateral Report. . . . . . . . . . . . . . . . . . 30
     3.9     Trust Receipt and Security Agreement Letters. . . . . . . . . . . . . 31

SECTION 4.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . 31
     4.1.    Initial Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     4.2.    All Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

                                       (i)



                                                                                 PAGE
                                                                                 ----
SECTION 5.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . 32
     5.1.    Organization and Good Standing. . . . . . . . . . . . . . . . . . . . 32
     5.2.    Authorization and Power . . . . . . . . . . . . . . . . . . . . . . . 32
     5.3.    No Conflicts or Consents. . . . . . . . . . . . . . . . . . . . . . . 32
     5.4.    Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . 32
     5.5.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.6.    Priority of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.7.    No Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.8.    Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.9.    Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.10.   No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.11.   No Material Litigation. . . . . . . . . . . . . . . . . . . . . . . . 33
     5.12.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.13.   Principal Office, etc . . . . . . . . . . . . . . . . . . . . . . . . 34
     5.14.   Employee Benefits Plans . . . . . . . . . . . . . . . . . . . . . . . 34
     5.15.   No Approvals Required . . . . . . . . . . . . . . . . . . . . . . . . 34
     5.16.   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     5.17.   Investment Company. . . . . . . . . . . . . . . . . . . . . . . . . . 34
     5.18.   Government Approvals. . . . . . . . . . . . . . . . . . . . . . . . . 35
     5.19.   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     5.20.   Appraisals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

SECTION 6.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 35
     6.1.    Financial Statements and Reports. . . . . . . . . . . . . . . . . . . 35
     6.2.    Taxes and Other Liens . . . . . . . . . . . . . . . . . . . . . . . . 36
     6.3.    Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     6.4.    Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . 36
     6.5.    Reimbursement of Expenses . . . . . . . . . . . . . . . . . . . . . . 36
     6.6.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     6.7.    Accounts and Records. . . . . . . . . . . . . . . . . . . . . . . . . 37
     6.8.    Right of Inspection . . . . . . . . . . . . . . . . . . . . . . . . . 37
     6.9.    Notice of Certain Events. . . . . . . . . . . . . . . . . . . . . . . 37
     6.10.   Performance of Certain Obligations. . . . . . . . . . . . . . . . . . 38
     6.11.   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     6.12.   Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     6.13.   Compliance with Agreements. . . . . . . . . . . . . . . . . . . . . . 38
     6.14.   Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . 38
     6.15.   Benefit Plan Obligations. . . . . . . . . . . . . . . . . . . . . . . 39
     6.16.   Appraisals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

SECTION 7.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 39
     7.1.    No Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     7.2.    Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     7.3.    Fiscal Year Accounting. . . . . . . . . . . . . . . . . . . . . . . . 40
     7.4.    Liquidations, Consolidations and Dispositions of Substantial Assets . 40

                                      (ii)

                                                                                 PAGE
                                                                                 ----
     7.5.    Loans, Advances, and Investments. . . . . . . . . . . . . . . . . . . 40
     7.6.    Use of Proceeds; Margin Stock . . . . . . . . . . . . . . . . . . . . 42
     7.7.    Collateral Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 42
     7.8.    Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     7.9.    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     7.10.   Related Party Transaction . . . . . . . . . . . . . . . . . . . . . . 43

SECTION 8.   FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 43
     8.1.    Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     8.2.    Adjusted Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . 44
     8.3.    Total Liabilities to Adjusted Tangible Net Worth Ratio. . . . . . . . 44
     8.4.    Minimum Servicing Portfolio . . . . . . . . . . . . . . . . . . . . . 44
     8.5.    Minimum Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     8.6.    Net Income Plus Non-Cash Charges. . . . . . . . . . . . . . . . . . . 44
     8.7.    Net Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

SECTION 9.   DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . 44
     9.1.    Nature of Event . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     9.2.    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     9.3.    Right of Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     9.4.    Private Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     9.5.    Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     9.6.    Performance by Agent. . . . . . . . . . . . . . . . . . . . . . . . . 49
     9.7.    No Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     9.8.    No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     9.9.    Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     9.10.   Application of Payments and Proceeds. . . . . . . . . . . . . . . . . 49
     9.11.   Rights of Individual Lenders. . . . . . . . . . . . . . . . . . . . . 50
     9.12.   Notice to Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     9.13.   Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

SECTION 10.  AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     10.1.   Authorization and Action. . . . . . . . . . . . . . . . . . . . . . . 51
     10.2.   Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . . . . . . . 52
     10.3.   Agent and Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . 53
     10.4.   Lender Credit Decision. . . . . . . . . . . . . . . . . . . . . . . . 53
     10.5.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     10.6.   Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     10.7.   Agent as Custodian. . . . . . . . . . . . . . . . . . . . . . . . . . 54

SECTION 11.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

SECTION 12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     12.1.   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     12.2.   Nonbusiness Days; Time. . . . . . . . . . . . . . . . . . . . . . . . 55

                                      (iii)

                                                                                 PAGE
                                                                                 ----
     12.3.   Communications. . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     12.4.   Form and Number of Documents. . . . . . . . . . . . . . . . . . . . . 55
     12.5.   Exceptions to Covenants . . . . . . . . . . . . . . . . . . . . . . . 56
     12.6.   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     12.7.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     12.8.   Invalid Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . 56
     12.9.   Amendments, Waivers, Etc., and Conflicts. . . . . . . . . . . . . . . 56
     12.10.  Multiple Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 57
     12.11.  Special Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     12.12.  Successors and Assigns; Participation; Novation . . . . . . . . . . . 57
     12.13.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     12.14.  Renewal, Extension, or Rearrangement. . . . . . . . . . . . . . . . . 59
     12.15.  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . 59

SECOND AMENDED SCHEDULE 2.1     LENDERS AND COMMITMENTS
Schedule 2.2                    Wiring Instructions
Schedule 3.2                    Certain Existing Loan Documents
Schedule 4.1                    Closing Documents
Schedule 5.16                   Subsidiaries of Guarantor
Exhibit A                       Promissory Note
Exhibit B                       Intercompany Note
Exhibit C-1                     Credit Request
Exhibit C-2                     Conversion Request
Exhibit C-3                     Collateral Delivery Notification
Exhibit C-4                     Payment Direction
Exhibit C-5                     Collateral Report
Exhibit D-1                     Trust Receipt and Security Agreement Letter
                                (Shipment to Direct Investors)
Exhibit D-2                     Trust Receipt and Security Agreement Letter
                                (Shipment to Certificating Custodian)
Exhibit E                       Officer's Certificate
Exhibit F                       Management Report
Exhibit G-1                     Opinion of Piper & Marbury
Exhibit G-2                     Opinion of General Counsel for the Companies
Exhibit H                       Form of Amendment

                                      (iv)

                             RESTATED LOAN AGREEMENT


     THIS AGREEMENT is entered into as of May 28, 1993, between ASSOCIATES MORTGAGE FUNDING CORPORATION, a Delaware corporation ("BORROWER"), RYLAND MORTGAGE COMPANY, an Ohio corporation ("GUARANTOR"), the Lenders described below, and BANK ONE, TEXAS, N.A., as agent for itself and the other Lenders (sometimes referred to as Bank One, Texas, National Association, "AGENT").


                                    RECITALS

     A. Borrower, Guarantor, Lenders, and Agent have entered into the Loan Agreement dated as of January 31, 1991 (as amended 16 times through the amendment dated as of February 1, 1993, the "EXISTING LOAN AGREEMENT"), providing for extensions of credit by Lenders to Borrower on a revolving basis.

     B. Guarantor is the direct or indirect legal and beneficial owner of all of Borrower's issued and outstanding shares of capital stock. The proceeds of the extensions of credit under the Existing Loan Agreement were -- and under this agreement are to be -- simultaneously advanced by Borrower to Guarantor under the Intercompany Note described below and used by Guarantor in the ordinary course of its business for funding and acquiring, as applicable, Mortgage Notes and Mortgage-Backed Securities described below. Therefore, Guarantor and Borrower each derive substantial direct and indirect benefit and value from the extensions of credit under this agreement.

     C. Borrower and Guarantor have requested Lenders and Agent -- and subject to this agreement they have agreed -- to amend and restate entirely the Existing Loan Agreement in order, among other things, to incorporate all the amendments to it, to provide for a larger syndicate of Lenders than originally party to the Existing Loan Agreement, to provide procedures and mechanics for terminating, reducing, or increasing certain Lenders' commitments to lend and for adding new Lenders from time to time, and to amend certain other provisions of the Existing Loan Agreement.

                                   AGREEMENTS

     Accordingly, in consideration of valuable and acknowledged consideration, Borrower, Guarantor, Lenders, and Agent agree that the Existing Loan Agreement is entirely amended and restated as follows:


SECTION 1.     GENERAL TERMS

     1.1 DEFINED TERMS. As used in this agreement and -- unless otherwise specified -- in each schedule to this agreement and each Loan Document, certificate, report, or other writings delivered in connection with this agreement:

     ADJUSTED TANGIBLE NET WORTH of a Person means, at any time, the SUM of (a) the Net Worth of that Person PLUS (b) the amount of long-term debt of that Person, the maturity of which is no less than two years from the date of this agreement, and the payment of which is subordinated to the satisfaction of Determining Lenders to the payment of all of the Senior Obligations owed by that Person (whether that Person is primarily or secondarily liable therefor), PLUS
(c) an amount equal to 1% of that Person's Servicing Portfolio, if any, MINUS
(d) the amount of purchased and deferred excess Servicing Rights that are capitalized on that Person's balance sheet, MINUS (e) the book value of any other assets reflected on that Person's then-most-current consolidated balance sheet that should be properly treated under GAAP as intangible assets -- including, without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, rights with respect to the foregoing, and the excess of the purchase price over the net assets of businesses acquired by that Person.

     ADVANCE means an amount or amounts loaned to Borrower by a Lender under this agreement or the Existing Loan Agreement.

     AFFILIATE of a Person means any other individual or entity who (directly or indirectly through ownership, voting securities, contract, or otherwise) controls, is controlled by, or under common control with that Person, and, for purposes of this definition (a) "CONTROL" or similar terms mean the (i) power to direct or cause the direction of management or policies of that Person or (ii) ownership or voting control of 10% or more of the Voting Shares of that Person, and (b) Borrower and Guarantor are "AFFILIATES" of each other.

     AGENT means, at any time, Bank One, Texas, N.A., as AGENT for Lenders under this agreement or its successor appointed under SECTION 10.6 acting as Agent under this agreement.

     ARM LOAN means (a) an adjustable-rate loan represented by a Mortgage Note that complies with all applicable requirements for purchase under either the FNMA or FHLMC standard form of conventional mortgage purchase contract and any supplement to it then in effect, (b) an adjustable-rate Jumbo Loan, or (c) an adjustable-rate FHA Loan.

     BANK ONE INVESTMENT FACILITY means the Loan and Security Agreement dated as of June 10, 1992, between Borrower, Guarantor, and Bank One, Texas, N.A. as renewed, extended, amended, and replaced but not increased to more than $40,000,000 principal amount.

     BASE RATE means the floating base rate of annual interest established by Agent from time to time as its corporate-base-rate of interest, which may not be the lowest rate of interest charged by Agent on loans similar to Borrowings.

     BASE-RATE BORROWING means a Borrowing bearing interest at the Base Rate.

     BORROWER is defined in the preamble of this agreement.

     BORROWING means a borrowing consisting of Advances made on the same day by one or more Lenders.

     BORROWING DATE is defined in SECTION 2.2(a).

     BUSINESS DAY means (a) for all purposes, any day OTHER THAN Saturday, Sunday, and any other day that commercial banks are authorized by Requirement of Law to be closed in Texas, New York, or any other city in the United States where any Lender has its principal lending office and (b) for purposes of any LIBOR-Rate Borrowing, a day when commercial banks are open for international business in London.

     CODE means the INTERNAL REVENUE CODE OF 1986, as amended.

     COLLATERAL means all property of Guarantor or Borrower in which Guarantor or Borrower grants a Lien to Agent for the benefit of Lenders, either under
SECTION 2.3 or 3.2, or under the Security Instruments, or otherwise.

     COLLATERAL DELIVERY NOTIFICATION means a notification, in substantially the form of the attached EXHIBIT C-3, to be delivered by Guarantor with a Credit Request.

     COLLATERAL VALUE means, for Eligible Collateral, a percentage -- which for Wet Borrowing is 95% and otherwise is 98% -- of the LESSER of (i) the outstanding principal amount of the Mortgage Note therefor AND (ii) the Market Value thereof, provided that (for purposes of SECTION 2.1 only):

          (a) the total Collateral Value attributed to all Mortgage Notes of the type described in CLAUSE (k)(ii) of the definition of Eligible Collateral may never exceed $5,000,000;

          (b) the total Collateral Value attributed to all Mortgage Notes that constitute ARM Loans that have been converted to Conforming Conventional Loans, FHA Loans, or VA Loans may never exceed $25,000,000;

          (c) the total Collateral Value attributed to all Jumbo Loans may never exceed 33% of the total Commitments;

          (d) the total Collateral Value attributed to all Jumbo Loans in original amounts of (i) more than $500,000 but less than $850,000 each may never exceed $25,000,000, and (ii) more than $850,000 may never exceed $5,000,000;

          (e) the total Collateral Value attributed to all Eligible Collateral that RAC Income Fund, Inc. has an outstanding commitment to purchase pursuant to a Take-Out Commitment shall never exceed $1,000,000; and

          (f) the total Collateral Value attributed to all Eligible Collateral (determined as of the date such Eligible Collateral was first delivered to Agent by Guarantor or Borrower) delivered by Agent to any Investor and outstanding at any one time under SECTION 3.5(b) (excluding Eligible Collateral arising out of or forming, or being delivered in order to form a part of, pools of Mortgages for GNMA, FNMA, FHLMC, or any other Investors approved by Agent) shall never exceed either (i) for all Investors, a total of 20% of the total Commitments or (ii) $20,000,000 for any one Investor (other than GNMA, FNMA, and FHLMC).

     COMMITMENT means, for any Lender, the amount stated beside its name on the attached SCHEDULE 2.1 or any amended SCHEDULE 2.1 provided for in this agreement.

     COMMITMENT PERCENTAGE means, at any time for any Lender, the proportion -- stated as a percentage -- that its Commitment bears to the total Commitments.

     COMPANIES means Borrower and Guarantor.

     CONFORMING CONVENTIONAL LOAN means a conforming loan represented by a Mortgage Note, excluding FHA Loans, VA Loans, and ARM Loans, which complies with all applicable requirements for purchase under (a) the FNMA or FHLMC standard form of conventional mortgage purchase contract and any supplement to either thereof then in effect or (b) such other standard form of conventional mortgage purchase contract acceptable to Lenders.

     CONVERSION DATE is defined in SECTION 2.15.

     CONVERSION REQUEST means a notice, substantially in the form of the attached EXHIBIT C-2.

     CREDIT REQUEST means a request, in substantially the form of the attached EXHIBIT C-1, delivered by Borrower for a Borrowing.

     CUSTODIAN means the Person holding custody of the Collateral to perfect the Lien in favor of Agent (for the benefit of Lenders) as such Collateral is delivered under SECTION 3.3.

     DEBTOR LAWS means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws from time to time in effect affecting the rights of creditors generally.

     DEFAULT is defined in SECTION 9.

     DEFAULT RATE means, for any day, an annual rate of interest equal from day to day to the LESSER of (a) the Federal-Funds Rate PLUS 4.5% AND (b) the Maximum Rate.

     DETERMINING LENDERS means, at any time, any combination of Lenders whose
(a) Loan Percentages total at least 66 2/3% at any time on or after the Termination Date, (b) Interim Percentages total at least 66 2/3% at any time before the Termination Date but while any Lender is a Terminating Lender, and
(c) Commitment Percentages total at least 66 2/3% at all other times.

     DIVIDENDS means, for any corporation or association: (a) Cash distributions or any other distributions on, or in respect of, any class of equity security of such corporation or association, except for distributions made solely in shares of securities of the same class; and (b) any and all funds, cash or other payments made in respect of the redemption, repurchase, or acquisition of such securities.

     ELIGIBLE COLLATERAL means, subject to the provisions of SECTIONS 3.5(b) and 3.7, all Mortgage Collateral:

          (a) for which (in the case of Mortgage Notes) Guarantor holds a Take-Out Commitment;

          (b) in which Agent has been granted (pursuant to SECTION 3.2 or otherwise) and continues to hold a perfected first-priority Lien for the benefit of Lenders;

          (c) which are in form and substance acceptable to Agent in its reasonable discretion;

          (d) which are delivered to Agent or its designee not more than 30 days after the date of such Mortgage Note or Mortgage Backed Security;

          (e) which (in the case of Mortgage Notes), together with all related Mortgages, conform in all respects with all the requirements of any Take-Out Commitments to purchase such Mortgage Notes and are valid and enforceable in accordance with their respective terms;

          (f) which (in the case of Mortgage Notes) are made payable to the order of Guarantor or have been endorsed (without restriction or limitation) payable to the order of Guarantor;

          (g) with respect to which (in the case of Mortgage Notes), there has been no default as to the payment of any installment of principal or interest or any other default which has continued uncured for a period of 60 days, and no foreclosure or other similar proceedings shall have been commenced with respect thereto;

          (h) with respect to which (in the case of Mortgage Notes), there shall be no pending claim for any credit, allowance, or adjustment, and which Mortgage Notes are enforceable without offset, counterclaim, or defense of any kind;

          (i) which has been held by Agent for the benefit of Lenders as Eligible Collateral for less than 180 days;

          (j) which (in the case of each Jumbo Loan in the original amount of $500,000 or more) has been held by Agent for the benefit of Lenders as Eligible Collateral for less than 90 days; and

          (k) which otherwise meet requirements of clauses (a) through (j) above but which are either (i) held by Guarantor as bailee of Agent in connection with any Wet Borrowing, PROVIDED THAT such Mortgage Notes shall cease to be Eligible Collateral if any of the Principal Collateral Documents set forth in SECTION 3.3(c), (d), and (e) have not been delivered to Agent within five Business Days of the date of such Wet Borrowing or
     (ii) secured by a Mortgage which is second in priority, to the extent that Guarantor holds a Take-out Commitment for such Mortgage Note from either FNMA or FHLMC.

     ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, together with all regulations issued pursuant thereto.

     ERISA AFFILIATE means, for Borrower, any trade or business (whether or not incorporated) which, together with Borrower, would be treated as a single employer under SECTION 4001 of ERISA.

     FEDERAL-FUNDS RATE means, for any day, the annual rate of interest equal to the SUM of (a) an annual rate of interest (rounded upwards, if necessary, to the nearest 0.01%) determined by Agent to be equal to either (i) the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers for such day (or, if not a Business Day, for the preceding Business Day) as published by the Federal Reserve Bank of New York on the succeeding Business Day, or (ii) if not so published for any day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by it, PLUS (b) 1.5%.

     FEDERAL-FUNDS-RATE BORROWING means a Borrowing bearing interest at the Federal-Funds Rate.

     FHA LOAN means a loan represented by a Mortgage Note (a) payment of which is partially or completely insured by the Federal Housing Administration ("FHA") under the NATIONAL HOUSING ACT, as amended, or TITLE V of the HOUSING ACT OF 1949, as amended, or (b) with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA, or (c) which is eligible for direct endorsement under the FHA DIRECT ENDORSEMENT PROGRAM (other than loans for mobile homes).

     FHLMC means the Federal Home Loan Mortgage Corporation or its successor.

     FHLMC SECURITIES means participation certificates representing undivided interests in mortgage loans purchased by FHLMC pursuant to the EMERGENCY HOME FINANCE ACT OF 1970, as amended.

     FINANCIAL STATEMENTS means balance sheets, profit and loss statements, statements of cash flow and any other financial statements, reports or information specified by any Lender.

     FNMA means the Federal National Mortgage Association or its successor.

     FNMA SECURITIES means modified pass-through mortgage-backed certificates guaranteed by FNMA pursuant to the NATIONAL HOUSING ACT, as amended.

     FUNDING ACCOUNT means the non-interest bearing demand checking account established by Borrower with Agent to be used for (a) the deposit of proceeds of Advances and payments constituting the proceeds of Collateral (other than principal and interest payments on the Mortgage Collateral), (b) the funding of advances under the Intercompany Note by Borrower, and (c) the payment of the Obligations.

     FUNDING LOSS means any reasonable, out-of-pocket loss or expense that any Lender incurs because (a) Borrower fails or refuses (for any reason whatsoever OTHER THAN a default by either Agent or the Lender claiming such loss or expense) to take any LIBOR-Rate Borrowing that it has requested under this agreement, or (b) Borrower prepays or pays any LIBOR-Rate Borrowing or converts any LIBOR-Rate Borrowing to another Type of Borrowing in each case, at any time other than the last day of the applicable Interest Period.

     GAAP means generally accepted accounting principles consistently applied as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board and as in effect at the time of application of the provisions hereof so as to properly reflect the financial condition, and the results of operation and changes in cash flow, of Borrower or such other Person as may be applicable; PROVIDED THAT wherever in this agreement principles of accounting different from those required by GAAP are specified, the principles of accounting specified in this agreement shall govern.

     GNMA means the Government National Mortgage Association or its successor.

     GNMA SECURITIES means modified pass-through mortgage-backed certificates guaranteed by GNMA pursuant to SECTION 306(g) of the NATIONAL HOUSING ACT, as amended.

     GOVERNMENTAL AUTHORITY means any nation or government, any agency, department, state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     GUARANTOR is defined in the preamble hereof.

     INDEBTEDNESS of any Person means, at any time, the SUM (without duplication) of (i) all indebtedness of that Person for borrowed money or for the deferred purchase price of Property or services or which is evidenced by a bond, debenture, note or other instrument, (ii) all obligations of that Person under any capitalized lease, (iii) all obligations of that Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of that Person, (iv) all of that Person's direct and indirect guaranties of indebtedness of others, (v) all liabilities secured by any Lien existing on Property owned by that Person, including liabilities so secured which have not been assumed by such Person or with respect to which that Person is not personally liable, and (vi) all liabilities of that Person in respect of unfunded vested benefits under Plans.

     INTERCOMPANY NOTE means the promissory note, substantially in the form of the attached EXHIBIT B, executed by Guarantor, payable to the order of Borrower, and endorsed to the order of Agent.

     INTEREST PERIOD is determined in accordance with SECTION 2.14.

     INTERIM PERCENTAGE means, for any Lender, the proportion -- stated as a percentage -- that (a) its portion of the Loan (if it is a Terminating Lender) or its Commitment (if it is not a Terminating Lender) bears to (b) the SUM of the Loan owed to all Terminating Lenders PLUS the Commitments of all the other Lenders.

11/22/93

     INVESTMENT FACILITIES MEANS ANY CREDIT FACILITY (AS ANY OF THOSE FACILITIES MAY BE RENEWED, EXTENDED, AMENDED, OR RESTATED) NOW OR IN THE FUTURE ENTERED INTO -- BETWEEN EITHER COMPANY AND ANY COMMERCIAL OR SAVINGS BANK ORGANIZED UNDER THE LAWS OF THE UNITED STATES OF AMERICA WITH A COMBINED CAPITAL AND UNIMPAIRED SURPLUS OF AT LEAST $250,000,000, AND A RATING OF C OR BETTER BY THOMPSON BANK WATCH, INC., OR AN IDC FINANCIAL PUBLISHING RATING OF AT LEAST 75
- -- TO ENABLE THAT COMPANY TO MAKE INVESTMENTS HAVING A MAXIMUM MATURITY OF 31 DAYS IN (A) COMMERCIAL PAPER GIVEN THE HIGHEST RATING (AT LEAST A-1 OR P-1 OR THE EQUIVALENT) BY A NATIONALLY RECOGNIZED CREDIT RATING AGENCY, (B) UNITED STATES GOVERNMENTAL OBLIGATIONS, OR (C) CERTIFICATES OF DEPOSIT, BANKERS ACCEPTANCES, AND REPURCHASE AGREEMENTS -- ISSUED BY THE COMMERCIAL BANK PROVIDING THE "INVESTMENT FACILITY" MEETING THE REQUIREMENTS ABOVE -- IN CONNECTION WITH WHICH THERE EXISTS MUTUAL RIGHTS OF OFFSET.

     INVESTOR means GNMA, FNMA, FHLMC, Resource Mortgage Capital, Inc., Residential Funding Corporation, RAC Income Fund, Inc., or any other Person approved by Agent who agrees to purchase Eligible Collateral pursuant to a Take-Out Commitment.

     JUMBO LOAN means a loan represented by a Mortgage Note, excluding FHA Loans and VA Loans, which complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract and any supplement to either thereof then in effect, except that the amount of such loan exceeds the maximum loan amount under such requirements.

     LENDERS means the financial institutions named on the attached SCHEDULE 2.1 or on the most recently amended SCHEDULE 2.1, if any, prepared by Agent under this agreement, and, subject to this agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this agreement).

     LIBOR RATE means, for a LIBOR-Rate Borrowing, an annual interest rate equal to the SUM of (a) an annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the LESSER of (i) the rate determined by Agent -- at approximately 10:00 a.m. Dallas, Texas, time on the second Business Day before the applicable Interest Period -- as the rate reported by Telerate Mortgage Services for deposits in United States dollars in the London interbank market that are comparable in amount and maturity of that Borrowing, AND (ii) the rate that deposits in United States dollars are offered to the Lender of that LIBOR-Rate Borrowing in the London interbank market -- at approximately 11:00 a.m., London time on the third Business Day before the applicable Interest Period -- for deposits comparable in amount and maturity of that Borrowing, PLUS (b) 1.25%.

     LIBOR-RATE BORROWING means a Borrowing bearing interest at the LIBOR Rate and which must be an integral multiple of $100,000 and a minimum of $1,000,000.

     LIEN means any lien, mortgage, security interest, pledge or encumbrance, conditional sale or title retention agreement, any lease in the nature thereof, or any other interest in Property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

     LOAN means, as of the date of any determination thereof, the aggregate outstanding principal amount of all Advances made hereunder.

     LOAN DOCUMENTS means (a) this agreement, the Notes, the Security Instruments, (b) all other agreements (including, but not limited to, Pricing Agreements), documents, or instruments ever executed and delivered by Borrower or any other Person in connection with, or as security for the payment or performance of, any or all of the Obligations, and (c) all renewals, extensions, amendments, and restatements of or to any of the foregoing.

     LOAN PERCENTAGE means, at any time for any Lender, the proportion -- stated as a percentage -- that the portion of the Loan owed to that Lender bears to the Loan owed to all Lenders.

     MARKET VALUE means:

     (a) For any Mortgage Note, at any time, either (i) the weighted average of the commitment prices of all Take-Out Commitments relating to such Mortgage Note, or (ii) at Agent's sole discretion (or if Determining Lenders object, as determined by Determining Lenders) the market value thereof determined upon the then-most recent posted net yield furnished by FNMA and published and distributed by Telerate Mortgage Services, or, if such posted net yield is not available from Telerate Mortgage Services, upon the posted net yield stated by FNMA as determined by Agent, or, for any Mortgage Note not eligible for purchase by FNMA, upon the posted net yield as reasonably established by Agent; and

     (b) For any Mortgage Backed Security, the PRODUCT of (i) either (A) the most recent percentage published and distributed by Telerate Mortgage Services as the bid price for mandatory delivery within thirty days for securities bearing interest at the same rate and of the same type as the subject security, or (B) if no such bid price can be obtained from Telerate Mortgage Services, the average of the percentages obtained from three brokerage firms selected in good faith by Agent (or if Determining Lenders object, as selected in good faith by Determining Lenders) as the bid price for mandatory delivery within thirty days for such GNMA Securities, FNMA Securities, or FHLMC Securities, as the case may be, bearing interest at the same rate and of the same type as the subject security, TIMES (ii) the PRODUCT of (A) the factor obtained from Telerate Mortgage Service representing the percentage of the principal balance outstanding on the subject security, TIMES (B) the face amount of the subject security; PROVIDED THAT, if such factor is not available from Telerate Mortgage Services, Agent will obtain such information from GNMA, FNMA, or FHLMC, as is applicable.

If Agent is unable to obtain any yield, price, or factor from the source or alternative source called for under this definition, such yield, price or factor shall be that established in good faith by Agent (or if Determining Lenders object, as established in good faith by Determining Lenders).

     MATERIAL ADVERSE EFFECT means any material adverse effect on (i) the validity or enforceability of this agreement, any Note, Pricing Agreement, or any Security Instrument, (ii) the operations or consolidated financial condition of Borrower and Guarantor, (iii) the Collateral (or its value), taken as a whole, or (iv) the ability of Borrower or Guarantor to fulfill its obligations under this agreement, any Note or any Security Instrument.

     MAXIMUM RATE means, for a Lender, the maximum non-usurious interest rate and the maximum non-usurious amount that, at any time, a Lender may contract for, take, charge, reserve, or receive on the Obligation under the applicable laws of the United States and the State of Texas.

     MORTGAGE means a mortgage or deed of trust, in compliance with FNMA or FHLMC guidelines (except, in the case of mortgages or deeds of trust securing Jumbo Loans, that the amount of such loans exceeds the maximum loan amount under such requirements) and otherwise in form and substance satisfactory to Agent, securing a Mortgage Note and granting a perfected first-priority Lien (subject to the Permitted Exception) on residential real property consisting of land and a one to four family dwelling thereon, or consisting of a condominium unit, that is completed and ready for occupancy and specifically excluding multi-family dwellings for more than four families.

     MORTGAGE-BACKED SECURITIES means FHLMC Securities, FNMA Securities and GNMA Securities, whether such securities are issued in certificated form or book entry form.

     MORTGAGE COLLATERAL means all Mortgage Notes, Mortgage-Backed Securities, and related Principal Collateral Documents offered as Collateral under SECTION 3.3.

     MORTGAGE NOTE means a promissory note representing a Conforming Conventional Loan, a Jumbo Loan, an ARM Loan, an FHA Loan, or a VA Loan (including FHA graduated payment mortgage loans and VA graduated payment Mortgage loans) in each case secured by a Mortgage that is (subject to the Permitted Exception) a first priority Lien; PROVIDED THAT in no event shall Mortgage Note mean a promissory note representing a construction loan or commercial loan.

     NATIONSBANK AGREEMENT means the Credit Agreement among NationsBank of North Carolina, N.A., as agent, and other banks, Ryland Group, Guarantor, and RMC Asset Management Company, dated June 26, 1992, as renewed, extended, amended, and replaced but not increased to more than $60,000,000 principal amount.

     NET INCOME for any Person means, for any period, the net income or loss of that Person for such period, determined in accordance with GAAP.

     NET WORTH for any Person means, at any date, the SUM of (a) total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of that Person prepared as of such date in accordance with GAAP MINUS (b) any amount to be deducted therefrom in accordance with SECTION 7.5(G).

     NOTES means the promissory notes, in substantially the form of the attached EXHIBIT A, and all renewals, extensions, amendments, increases, decreases, and replacements of, to, or for any of them.

     OBLIGATIONS means all present and future indebtedness, obligations, and liabilities of Borrower or Guarantor to Agent or any Lender before or after the date of this agreement and related to any Loan Document -- whether principal, interest, fees, costs, attorneys' fees, or otherwise -- and all renewals, extensions, and modifications of any of the foregoing.

     PARTICIPANT is defined in SECTION 12.12(B).

     PAYMENT DIRECTION means a written direction from Borrower, substantially in the form of the attached EXHIBIT C-4, delivered by Borrower to the Agent as provided in SECTION 2.6(A) or (B).

     PBGC means the Pension Benefit Guaranty Corporation and any successor to any or all of the Pension Benefit Guaranty Corporation's functions under ERISA.

     PERMITTED EXCEPTION means Mortgage Collateral for which the Mortgage is of the type described in CLAUSE (K)(II) of the definition of Eligible Collateral.

     PERSON means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other form of entity.

     PLAN means any employee benefit plan or other plan which is subject to the provisions of TITLE IV of ERISA or to the minimum funding standards under
SECTION 412 of the Code and which is maintained for employees of Borrower or Guarantor.

     POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstances that would, upon notice or lapse of time or both, become a Default.

     PRICING AGREEMENT means a separate written agreement (effective only while a Default does not exist) between Borrower, Guarantor, and a Lender, which is substantially similar in form to -- and does not provide for an interest rate different from that provided in -- the pricing agreement executed by Borrower, Guarantor, and Agent, dated as of the date of this agreement, but which may contain different payment terms.

     PRINCIPAL COLLATERAL DOCUMENTS is defined in SECTION 3.3.

     PROHIBITED TRANSACTION means any transaction described in SECTION 406 of ERISA which is not exempt under SECTION 408 of ERISA, and any transaction described in SECTION 4975(C) of the Code which is not exempt under SEC-
TION 4975(C)(2) or 4975(D) of the Code or by the transitional rules of SECTIONS 414(C) and 2003(C) of ERISA.

     PROPERTY means any interest of Borrower or Guarantor in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, the Collateral.

     PURCHASER is defined in SECTION 12.12(C).

     REGULATION U means REGULATION U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. PART 221, or any other regulation when promulgated by said Board to replace the prior Regulation U and having substantially the same function.

     REGULATION X means REGULATION X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. PART 224, or any other regulation when promulgated by said Board to replace the prior Regulation X and having substantially the same function.

     RELATED PERSON means any Person that is a member of the same controlled group of corporations (within the meaning of SECTION 414(B) of the Code) as Borrower or Guarantor or is under common control (within the meaning of SECTION 414(C) of the Code or SECTION 4001 of ERISA) with Borrower or Guarantor or is a member of any affiliated service group (within the meaning of SECTION 414(M) of the Code) which includes Borrower or Guarantor or is otherwise treated as part of the controlled group which includes Borrower or Guarantor (within the meaning of SECTION 414(O) of the Code).

     REPORTABLE EVENT means a reportable event described in SECTION 4043 of ERISA or the regulations thereunder for which the 30-day notice is not waived by such regulations, a withdrawal from a Plan described in SECTION 4063 or 4064 of ERISA, or a cessation of operations described in SECTION 4062(F) of ERISA.

     REQUIREMENT OF LAW means, for any Person, the articles of incorporation and bylaws or other organizational or governing documents of that Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) arbitrator, court or other Governmental Authority, in each case applicable to or binding upon that Person or any of its Property or to which that Person or any of its Property is subject.

     RYLAND GROUP means The Ryland Group, Inc., a Maryland corporation and Guarantor's parent corporation.

     SECURITY INSTRUMENTS means any and all agreements, documents, and instruments now or hereafter executed and delivered by Borrower, Guarantor, or any other Person in connection with, or as security for the payment or performance of, the Obligations, as those agreements, documents, and instruments may be renewed, extended, amended, or substituted from time to time, including, without limitation, the agreements, documents, and instruments described on SCHEDULE 3.2.

     SENIOR OBLIGATIONS means (a) the Obligations, (b) the obligations of the Companies under the NationsBank Agreement and (c) the obligations of the Companies under the Bank One Investment Facility.

     SERVICING PORTFOLIO means, for Guarantor, at any time, an amount equal to the aggregate unpaid principal amount of all loans with respect to which Guarantor owns Servicing Rights, OTHER THAN loans serviced on behalf of the Resolution Trust Corporation.

     SERVICING RIGHTS means all of Guarantor's right, title and interest in agreements between Guarantor and Persons other than Guarantor and Borrower pursuant to which Guarantor undertakes to service one to four family dwelling mortgage loans and pools of one to four family dwelling mortgage loans for such Persons.

     SPECIAL PURPOSE SUBSIDIARY means each Subsidiary of Ryland Group and Guarantor which facilitates the financing of mortgage loans and mortgage backed securities and the securitization of mortgage loans and other related activities.

     SUBORDINATED DEBT is defined in SECTION 3.1(E).

     SUBSIDIARY of a Person means, at any time, any corporation more than 50% of the Voting Shares of which is owned, directly or indirectly, by that Person.

     TAKE-OUT COMMITMENT means a written and binding commitment (with respect to which there shall be no condition which cannot be reasonably anticipated to be satisfied or complied with prior to its expiration) from an Investor to purchase (i) Mortgage-Backed Securities or (ii) Mortgage Notes within a period of not more than twelve months from the date of such Mortgage Notes.

     TERMINATION DATE means the earlier of (a) May 27, 1994 and (b) the date all commitments or obligations of all Lenders to make Advances under this agreement have terminated or been cancelled.

     TERMINATING LENDER means a Lender that has terminated its Commitment before the Termination Date under SECTION 9.2(B).

     TOTAL LIABILITIES of a Person means, at any time, all amounts which would, in accordance with GAAP, be included as liabilities on a balance sheet of that Person; PROVIDED THAT reverse repurchase agreements secured by Mortgage-Backed Securities arising from the call of bonds issued by Affiliates of Guarantor may be excluded from those liabilities so long as,
(a) the underlying collateral value is at least 100.5% of the obligations of the Companies under those agreements, or (b) the Companies have provided evidence satisfactory to Agent that the underlying collateral is subject to a hedging agreement.

     TYPE means any type of Borrowing determined with respect to the applicable interest option.

     UCC means the Uniform Commercial Code or similar laws of the applicable jurisdiction, as amended from time to time.

     VA LOAN means a loan represented by a Mortgage Note, payment of which is partially or completely guaranteed by the Department of Veterans Affairs ("VA") under the SERVICEMEN'S READJUSTMENT ACT OF 1944, as amended, or CHAPTER 37 of TITLE 38 OF THE UNITED STATES CODE or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA or which is subject to automatic guarantee by the VA, the applicable guaranty or commitment to guarantee being in the maximum amount permitted by applicable law.

     VOTING SHARES means, for any corporation, shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the board of directors (or other governing body) of that corporation, OTHER THAN shares having such power only by reason of the happening of a contingency.

     WET BORROWING means a Borrowing provided for under SECTION 2.3.

     WET-BORROWING SUBLIMIT means, at any time, the maximum total outstanding Wet Borrowings permitted under SECTION 2.3(B).

     1.2. NUMBER AND GENDER OF WORDS. The singular number includes the plural where appropriate and VICE VERSA, and words of any gender include each other gender where appropriate.

     1.3. OTHER REFERENCES. The words "HEREOF," "HEREIN," "HEREUNDER," and similar terms when used in this agreement shall refer to this agreement as a whole and not to any particular provision of this agreement, and section, schedule, and exhibit references are to this agreement unless otherwise specified.

     1.4. ACCOUNTING PRINCIPLES. Under the Loan Documents -- unless otherwise stated -- (a) GAAP determines all accounting and financial terms and compliance with financial reporting covenants, (b) GAAP in effect on the date of this agreement determines compliance with financial covenants, and
(c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period OTHER THAN changes concurred in by the Companies' independent public accountants.


SECTION 2.     COMMITMENT AND TERMS OF BORROWING AND PAYMENT.

     2.1. COMMITMENT. Subject to the provisions in the Loan Documents (including, without limitation, the conditions set forth in SECTION 4), each Lender severally and not jointly agrees to make Advances as requested by Borrower under SECTION 2.2 SO LONG AS:

          (a) The portion of the Loan owed to that Lender never exceeds the LESSER of (i) its Commitment AND (ii) its Loan Percentage of the Collateral Value for all Eligible Collateral.

          (b) The Loan never exceeds the LESSER of (i) the total Commitments AND (ii) the Collateral Value for all Eligible Collateral.

          (c) Advances which are part of Wet Borrowings and outstanding for that Lender never exceed its Commitment Percentage of the Wet-Borrowings Sublimit.

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


          (d) The total Wet Borrowings outstanding never exceeds the Wet-Borrowings Sublimit.

          (e) Advances may be made only on Business Days before the Termination Date.

The outstanding Advances owed to any Lender under the Existing Loan Agreement are deemed to be Advances by that Lender -- and are renewed and extended -- under this agreement. All accrued and unpaid interest owed to any Lender under the Existing Loan Agreement is renewed and extended under this agreement and payable in accordance with the Loan Documents. As provided in this agreement, Borrower may borrow, repay, and reborrow Advances.

     2.2. BORROWING PROCEDURE. The following conditions and procedures apply to all Borrowings:

          (a) A Borrowing may be requested by Borrower by its delivery to Agent and to the Lender from which the Borrowing is being requested of a Credit Request -- which is irrevocable and binding on Borrower -- and Guarantor's delivery to Agent and each Lender of a Collateral Delivery Notification. Agent and each Lender from which the Borrowing is being requested must receive a (i) Credit Request by no later than 1:30 p.m., Dallas, Texas time and (ii) Collateral Delivery Notification by no later than 10:30 a.m. Dallas, Texas time, for both cases, on either (x) the third Business Day before the date on which funds are requested (the "BORROWING DATE") for any LIBOR-Rate Borrowing or (y) the Borrowing Date for any Federal-Funds-Rate Borrowing or Base-Rate Borrowing.

          (b) Except as permitted for Wet Borrowings, Agent must concurrently receive, along with a Collateral Delivery Notification, all of the Principal Collateral Documents for each Mortgage Note or Mortgage-Backed Security offered in it as Collateral.

          (c) Each Lender shall remit its Advance requested in any Credit Request to Agent's principal office in Dallas, Texas, by wire transfer into the Funding Account according to Agent's wiring instructions on the attached SCHEDULE 2.2, in funds that are available for immediate use by Agent by 2:30 p.m. Dallas, Texas time on the applicable Borrowing Date. Subject to receipt of those funds, Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by Determining Lenders) make such funds available to Borrower as directed in that Credit Request.

          (d) Absent contrary written notice from a Lender received by Agent by 2:30 p.m. Dallas, Texas time on the applicable Borrowing Date, Agent may assume that each Lender has made its Advance part of a requested Borrowing available to Agent on the applicable Borrowing Date, and Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Advance available to Agent on the applicable Borrowing Date, then Agent may recover the applicable amount on demand (i) from that Lender, TOGETHER WITH interest (so long as Borrower's Credit Request was timely made) at an annual rate of interest equal to the SUM of the Federal-Funds Rate MINUS 1.5%, during the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from that Lender -- which payment is then deemed to be that Lender's Advance part of that Borrowing-- or (ii), if that Lender fails to pay its amount upon demand, then from Borrower , TOGETHER WITH interest at an annual interest rate equal to the rate applicable to the requested Borrowing during the period
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
     commencing on the Borrowing Date and ending on (but excluding) the date Agent recovers the amount from Borrower.

          (e) Although no Lender is responsible for the failure of any other Lender to make its Advance part of any Borrowing, the failure of any Lender to make its Advance part of any Borrowing does not excuse any other Lender from making its requested Advance part of that Borrowing.

     2.3. WET BORROWINGS. Borrower may from time to time request that certain Borrowings be funded before delivery to Agent of the applicable Principal Collateral Documents. The following conditions and procedures apply to those Borrowings:

          (a) All conditions and procedures for Borrowings under SECTION 2.2 must be complied with OTHER THAN in SECTION 2.2(B).

          (b) No Wet Borrowing may be made at any time if, after it were funded, the total outstanding principal amount of all Wet Borrowings -- for which the applicable Principal Collateral Documents have not yet been delivered to Agent -- would exceed 20% -- or, only on the first three and last two Business Days of any calendar month, 25% -- of the total Commitments.

          (c) Guarantor hereby grants to Agent, from the Borrowing Date for each Wet Borrowing, a first-priority Lien in the Mortgage Notes (and related Take-Out Commitments) offered as Collateral in the Collateral Delivery Notification delivered to Agent for that Wet Borrowing that is perfected subject to the delivery of the Mortgage Notes to Agent or its bailee.

          (d) The Collateral Delivery Notification delivered by Guarantor to Agent for a Wet Borrowing must identify and describe the Collateral
     Value of each Mortgage Note described in SCHEDULE II to it.

     2.4. TERMINATION. Upon giving at least three Business Days prior written and irrevocable notice to Agent and each Lender, Borrower may terminate any Lender's Commitment in full, whereupon the obligation to make the mandatory prepayment under SECTION 2.7(C) becomes absolute and irrevocable. If not terminated earlier by Borrower, the total Commitments automatically terminate on the stated Termination Date. Once terminated, no Commitment may be reinstated except by an amendment to this agreement under
SECTION 12.9.

     2.5. NOTES. The Loan shall be evidenced by the Notes, one payable to each Lender in the stated principal amount of its Commitment.

     2.6.   PAYMENT PROCEDURES.

          (a) While no Default exists, Borrower shall pay principal of and interest on the Loan in immediately available funds as follows:

               (i) Borrower shall pay each principal payment to Agent for the account of the one or more specific Lenders designated in the Payment Direction that accompanies the payment, which designation need not be on the basis of Lenders' Loan Percentages. When received, Agent shall distribute that payment by wire transfer to those Lenders in accordance with that Payment Direction reasonably promptly after receipt but by no later than 3:00 p.m. on the Business Day that payment is deemed to be received by Agent under CLAUSE (C) below. If a Payment Direction does not accompany a payment, then that amount is not deemed a payment in reduction of the Loan and Agent shall not distribute the amount thereof to any Lender but shall deposit that amount into the Funding Account, and interest shall continue to accrue on the entire balance of the Loan without taking that amount into consideration at the applicable rates until Agent receives a Payment Direction applicable to that amount which directs that payment in accordance with this clause be made.

               (ii) Borrower shall pay each interest payment directly to each Lender in immediately available funds pursuant to each Lender's Note and Pricing Agreement, which payment need not be on the basis of Lenders Loan Percentages.

          (b) While a Default exists, Borrower shall pay all principal and interest payments to Agent in immediately available funds for Lenders' accounts in accordance with the provisions of SECTION 9.10 and the following provisions:

               (i) When received, Agent shall distribute each principal payment by wire transfer to each appropriate Lender, in accordance with each Lender's share under SECTION 9.10, reasonably promptly after receipt but by no later than 3:00 p.m. on the Business Day the payment is deemed to be received by Agent under CLAUSE (C) below.

               (ii) Borrower shall deliver a Payment Direction with each interest payment as to the amount of interest owed to each Lender (OTHER THAN at the Default Rate). When received, Agent shall distribute each interest payment by wire transfer to each Lender, in accordance with each Lender's share under SECTION 9.10, reasonably promptly after receipt but by no later than 3:00 p.m. on the Business Day the payment is deemed to be received by Agent under CLAUSE (C) below.

          (c) Borrower shall make all payments under CLAUSES (A)(I), (B)(I), and (B)(II) above to Agent by wire transfer in immediately available funds. Payments under those clauses that are received by Agent, together with any applicable Payment Direction (i) by 1:30 p.m. on a Business Day shall be deemed to be received on that Business Day, or
     (ii) after 1:30 p.m. on a Business Day shall be deemed to be received on the next Business Day. Interest shall continue to accrue for the benefit of the applicable Lender through the Business Day immediately before the Business Day on which the payment is deemed to be received by Agent under this clause.

          (d) If Agent fails to transfer any payment to any Lender as required by CLAUSES (A) or (B) above, then Agent shall pay to that Lender on demand interest on that payment, from the date due until paid, at an annual rate of interest equal to the SUM of the Federal-Funds Rate MINUS 1.5%

          (e) Each payment received by Agent or any Lender, as the case may be, in accordance with this agreement is valid and effective to satisfy and discharge the Companies' liability under the Loan Documents to the extent of that payment. Agent shall have no liability whatsoever for any payments so received (including, without limitation, the accuracy of any amounts stated in any Payment Direction), except as provided in this agreement.

          (f) Agent shall maintain a daily record of (i) the total unpaid Advances owed to each Lender and (ii) the Loan balance.

          (g) Notwithstanding any sale by any Lender of participating interests in its portion of the Obligations under SECTION 12.12 (i) the Companies and Agent may deem and treat each Lender as the absolute owner of its respective Note (whether or not that Note is overdue) for all purposes, and (ii) Borrower and Agent shall not be affected by any notice to the contrary.

     2.7.   INTEREST AND PRINCIPAL PAYMENTS.

          (a) Except where specifically provided differently in this agreement or -- only if no Default exists -- in a Lender's Pricing Agreement, accrued interest is due and payable:

               (i) For each LIBOR-Rate Borrowing, as it accrues on its Interest Period's last day and -- if the Interest Period is longer than three months -- 90 days after its Interest Period's first day and each 90 days thereafter;

               (ii) For each Base-Rate Borrowing and Federal-Funds-Rate Borrowing, and for interest at the rate provided in a Pricing Agreement, as it accrues (A) through the last day of the calendar month preceding the payment date, on the 15th day of each calendar month beginning June 15, 1993, and (B) on the Termination Date -- except that any payment under this CLAUSE (II) may be deferred until three days after the applicable Lender notifies Borrower of the amount accrued for Base-Rate Borrowings and Federal-Funds-Rate Borrowings; and

               (iii) For interest at the Default Rate, on demand as it accrues.

          (b)   Borrower shall repay the Loan on the Termination Date.

          (c) Borrower shall -- on the date that termination of a Lender's Commitment becomes effective under SECTION 2.4 -- pay to that Lender the full Obligations owed to it.

          (d) If at any time any of the limitations of SECTION 2.1(A) through (D) are exceeded, Borrower shall, prior to the close of business on the third succeeding Business Day after Borrower receives written notice from Agent of the amount of the excess take any combination of the actions that are applicable under CLAUSES (I) through (III) below that will eliminate that excess except that the actions under CLAUSE (III) below are not available to Borrower to the extent that an excess would continue under SECTION 2.1(A) or (B) as to a Lender's Commitment or the total Commitments:

               (i) For an excess under either SECTION 2.1(A) or (C), repay Advances to the appropriate Lender in a total amount at least equal to that excess (TOGETHER WITH any related Funding Loss);

               (ii) For an excess under either SECTION 2.1(B) or (D) repay Advances to Lenders as Borrower may select in a total amount at least equal to that excess (TOGETHER WITH any related Funding
          Loss); or

               (iii)   For an excess under either SECTION 2.1(A), (B), (C), or
          (D) either (A) deliver to Agent, in accordance with this agreement, Eligible Collateral (and the relevant Principal Collateral Documents) with a Collateral Value at least equal to that excess,
          (B) deposit into the Funding Account an amount at least equal to that excess, or (C) any combination of the actions under CLAUSES (A) or (B) at least equal to that excess.

          e. Borrower may voluntarily prepay all or any part of any Advance at any time without premium or penalty, but with any applicable Funding Loss.

     2.8.   ADJUSTMENTS AND SHARING OF PAYMENTS, ETC.

     (a) If (i) EITHER Borrower does not repay any portion of the Loan remaining on the Business Day after the Termination Date OR any Lender gives notice that it is terminating its Commitment in accordance with SECTION 9.2(B), then (ii) Agent shall promptly calculate (which calculations shall be binding absent manifest error) and notify Lenders about the adjustment payments owing between Lenders in accordance with the following provisions, and (iii) on the Business Day after Agent gives that notice to Lenders, each Lender (including the Lender giving the notice of termination, if applicable) shall purchase from the other appropriate Lenders by paying to Agent -- and, when received, Agent shall distribute to each appropriate Lender -- amounts that are necessary to conform to the following provisions:

       - each Lender's portion of the Loan is to be adjusted to the PROPORTION that (A) its daily-average portion of the Loan from the date of this agreement through the date of that purchase BEARS to
          (B) the daily-average amount of the Loan for that same period; but

       - if immediately after that adjustment (A) any Lender's Commitment Percentage of the Collateral Value attributable to all Eligible Collateral that is of the type subject to the sublimits stated in CLAUSES (A) through (F) of the definition of Collateral Value and the Wet-Borrowing Sublimit to the extent that such Eligible Collateral must be included in the determination of Collateral Value for purposes of complying with SECTIONS 2.1(B) and (D) WOULD EXCEED (B) its portion of the Loan; then

        - that Lender's adjustment payments shall be increased or its adjustment receipts shall be reduced, as the case may be, by the total amount of the excess determined under the immediately preceding provision, and all other Lender's adjustment receipts shall be increased proportionately based upon the ratio that each such other Lender's portion of the Loan bears to all such other Lenders' portions of the Loan; PROVIDED THAT

        - no Lender is required to make any payments under this section that would exceed the limits applicable to it under SECTION 2.1 above, and Agent shall then calculate all other Lenders' payments to include a ratable portion of that Lender's payments that would have exceeded its Commitment; and FURTHER PROVIDED THAT

        - no Terminating Lender in respect of which an adjustment has already been made under this section because of its termination of its Commitment is required to make any payments or is entitled to receive any payments in connection with any other adjustment under this section, and its portion of the Loan is excluded from calculation of any other such adjustment.

          (b) If while a Default exists any Lender obtains any payment -- whether voluntary, involuntary, through the exercise of any right of set-off or other right, realization against any Collateral, or otherwise -- of the Obligations owed to it that exceeds the amount it should have otherwise received under SECTION 9.10 below (an "EXCESS PAYMENT"), then that Lender (the "PURCHASING LENDER") shall purchase from each other Lender a participation in the Obligations then owed to that other Lender as is necessary to cause each Lender to receive its share of that excess payment in accordance with SECTION 9.10 below. The Companies agree that any Lender that purchases a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to that participation as fully as if that Lender were the direct creditor of the Companies in the amount of that participation.

          (c) If any part of an excess payment is recovered from the purchasing Lender under CLAUSE (B) above, then (i) each purchase of a participation in respect of the received portion of the excess payment shall be rescinded -- and the Lender from whom that purchase was made shall repay to the purchasing Lender the purchase price -- to the extent of that recovery from the purchasing Lender, and (ii) that Lender shall also pay to the purchasing Lender an amount equal to that Lender's ratable share -- according to the proportion that (A) the amount of that Lender's required repayment to the purchasing Lender bears to (B) the total amount so recovered from the purchasing Lender -- of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered from it.

     2.9.   INTEREST OPTIONS.

          (a) Borrower, Guarantor, and a Lender may from time to time enter into a Pricing Agreement. A LIBOR-Rate Borrowing is never subject to the pricing terms of any Pricing Agreement. No Pricing Agreement (i) may alter the relative Rights of Agent and Lenders in this agreement, or
     (ii) is binding on Agent or the other Lenders not party to it. Agent may, without any investigation, rely that all Payment Directions and all notices from Lenders about interest owed to them before a Default are in compliance with each applicable Pricing Agreement. The Companies may not enter into any agreement with any Lender regarding pricing terms other than this agreement or a Pricing Agreement.

          (b) Except where specifically otherwise provided in this agreement or a Pricing Agreement, Borrowings bear interest at an annual rate equal to the LESSER OF (i) the Base Rate, the Federal-Funds Rate, or the LIBOR Rate -- as designated by Borrower in a Credit Request or a Conversion Request or otherwise designated according to this agreement -- AND (ii) the Maximum Rate. Each change in the Base Rate, the Federal-Funds Rate, and the Maximum Rate is effective, without notice to Borrower, Guarantor, or any other Person, upon the effective date of change.

          (c) No Lender is required to make an Advance at the Federal-Funds Rate if that Lender is unable to borrow through overnight federal-funds-transactions with member banks of the Federal Reserve System.

     2.10. QUOTATION OF RATES. Borrower may call Agent or any Lender from which Borrower is considering requesting an Advance before delivering a Credit Request or Conversion Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Agent or Lenders or affect the interest rate that is actually in effect on the applicable Borrowing Date or Conversion Date.

     2.11. DEFAULT RATE. To the extent permitted by applicable law, all past-due principal of the Loan and accrued interest on it bears interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

     2.12.  INTEREST CALCULATIONS.

          (a) Interest is to be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days for LIBOR-Rate Borrowings (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may
     be), and 365 or 366 days, as the case may be, for all other Borrowings. All interest rate determinations and calculations by Agent or any Lender shall be presumed correct.

          (b) The provisions of this agreement relating to calculation of the Base Rate, the Federal-Funds Rate, and the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

     2.13. MAXIMUM RATE. Regardless of any provision contained in any Loan Document, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations any amount in excess of the Maximum Rate, and, if Lender ever does so, then any excess shall be treated as a partial prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Companies and Lenders shall, to the maximum extent permitted under applicable law, (a) treat all Borrowings as but a single extension of credit (and Lenders and the Companies agree that this is the case and that provision in this agreement for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid in full before the end of the full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders may not, to the extent permitted by applicable law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the laws of the State of Texas are applicable for purposes of determining the "MAXIMUM RATE" or the "MAXIMUM AMOUNT," then those terms mean the "INDICATED RATE CEILING" from time to time in effect under ARTICLE 1.04, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, as amended. The Companies agree that CHAPTER 15, SUBTITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligations.

     2.14. INTEREST PERIODS. When Borrower requests any LIBOR-Rate Borrowing, Borrower may elect the applicable interest period (each an "INTEREST PERIOD")
- -- which may be either one, two, three, or six months at Borrower's option or such other period agreed upon by Borrower and the Lender from which Borrower has requested a LIBOR Rate Borrowing -- subject to the following conditions:
(a) The initial Interest Period commences on the applicable Borrowing Date or Conversion Date, and each subsequent applicable Interest Period commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) no Interest Period for any portion of the Loan may extend beyond the scheduled repayment date for that portion of the Loan; and (d) no more than five Interest Periods may be in effect for any one Lender at any time, unless otherwise agreed by that Lender.

     2.15. CONVERSIONS. Borrower may (a) convert a LIBOR-Rate Borrowing on the last day of the applicable Interest Period to another Type of Borrowing,
(b) convert another Type of Borrowing (subject to SECTION 2.14) at any time to a LIBOR-Rate Borrowing, and (c) elect a new Interest Period for a LIBOR-Rate Borrowing, by giving a Conversion Request to Agent and each Lender no later than 10:00 a.m. Dallas, Texas time on the day (the "CONVERSION DATE") that is the third Business Day before the last day of the applicable Interest Period. Absent Borrower's timely Conversion Request, a LIBOR-Rate Borrowing shall be deemed converted to a Federal-Funds-Rate Borrowing effective when the applicable Interest Period expires unless that Borrowing is from a Lender that is subject to SECTION 2.9(C), in which case a LIBOR-Rate Borrowing shall be deemed converted to a LIBOR-Rate Borrowing with an Interest Period of one month.

     2.16. BOOKING BORROWINGS. To the extent permitted by applicable law, any Lender may make, carry, or transfer its Advances at, to, or for the account of any of its branch offices or the office of any of its Affiliates.
However, no Affiliate of any Lender is entitled to receive any greater payment under SECTION 2.18 than the transferor Lender would have been entitled to receive with respect to those Advances, and no Lender is entitled to receive any greater payment under SECTION 2.18 on account of a transfer of an Advance to or for the account of a branch office other than the one specified on SCHEDULE 2.1, than it would have been entitled to receive with respect to those Advances if such transfer had not been made. Each Lender agrees that it will use its reasonable efforts (consistent with its internal policies and applicable law) to make, carry, maintain, or transfer its part of any Advances with its Affiliates or branch offices in an effort to eliminate or reduce to the extent possible the aggregate amounts due to it under SECTIONS 2.18 and 2.19 if, in its reasonable judgment, those efforts will not be disadvantageous to it.

     2.17. BASIS UNAVAILABLE OR INADEQUATE FOR LIBOR RATE. If, on or before any date when a LIBOR Rate is to be determined for a Borrowing, the Lender in respect of that Borrowing determines that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to that Lender of making or converting Borrowings at that rate for the applicable Interest Period, then that Lender shall promptly notify the Companies of that determination (which is conclusive and binding on the Companies absent manifest error) and that Borrowing shall be
at the Federal-Funds Rate.   Until that Lender notifies the Companies that
those circumstances no longer exist, that Lender's commitment under this agreement to make or convert to LIBOR-Rate Borrowings is suspended.

     2.18.     ADDITIONAL COSTS.

          (a) With respect to any LIBOR-Rate Borrowing, (i) if any change after the date of this agreement in any present Requirement of Law (and for purposes of this SECTION 2.18, Requirement of Law includes interpretations and guidelines of any central bank or similar authority whether or not having the force of law) or any future Requirement of Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Governmental Authority results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained, and if (ii) those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR-Rate Borrowing and
     (iii) that Lender determines that the reduction or increase is material (and it may, in determining the material nature of the reduction or increase, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then that Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to that Lender within ten days after demand. The provisions of and undertakings and indemnification set forth in this CLAUSE (A) shall survive the satisfaction and payment of the Obligations and termination of this agreement.

          (b) With respect to any Borrowing, if any change after the date of this agreement in any present Requirement of Law or any future Requirement of Law regarding capital adequacy or compliance by any Lender with any request, directive, or requirement now existing or hereafter imposed by any Governmental Authority regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this agreement) that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate shall be presumed correct), and Borrower shall pay that amount to Lender within ten days after demand. The provisions of and undertakings and indemnification set forth in this CLAUSE (B) shall survive the satisfaction and payment of the Obligations and termination of this agreement.

          (c) Any taxes payable by Agent or any Lender or ruled (by a Governmental Authority) payable by Agent or any Lender in respect of this agreement or any other Loan Document shall -- if permitted by applicable law and if deemed material by Agent or that Lender (who may, in determining the material nature of the amount payable, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method) -- be paid by Borrower, together with interest and penalties, if any (except for taxes payable on the overall net income of Agent or that Lender and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Agent or any Lender). Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall pay that amount to Agent for the account of Agent or that Lender, as the case may be, within ten days after demand. If Agent or that Lender subsequently receives a refund of the taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

     2.19. CHANGE IN LAWS. If any change after the date of this agreement in any present Requirement of Law or any future Requirement of Law makes it unlawful for any Lender to make or maintain LIBOR-Rate Borrowings, then that Lender shall promptly notify Borrower and Agent, and (a) as to undisbursed funds, any requested Borrowing shall be made as a Federal-Funds Rate Borrowing, (b) as to any outstanding Borrowing (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Federal-Funds-Rate Borrowing as of the date of notice, but Borrower shall not be obligated to pay any related Funding Loss, or (ii) if not prohibited by law, the Borrowing shall be converted to an Federal-Funds-Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly prepay the Borrowing, without penalty, and without payment of any related Funding Loss. No Conversion Request is required to be delivered in connection with any conversion under this SECTION 2.19.

     2.20. FOREIGN LENDERS. Each Lender that is organized under the laws of any jurisdiction OTHER THAN the United States of America or any State thereof (a) represents to Agent and Borrower that (i) no taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligations and (ii) it has furnished to Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service FORM 4224 or FORM 1001 (wherein it claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan Documents), and (b) covenants to (i) provide Agent and Borrower a new FORM 4224 or FORM 1001 upon the expiration or obsolescence of any previously delivered form according to law, duly executed and completed by it, and (ii) comply from time to time with all laws with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest payments under the Loan Documents United States federal income tax at the full rate applicable under the Code.

     2.21. FUNDING LOSS. The Companies jointly and severally agree to indemnify each Lender against, and pay to it upon demand, any Funding Loss of that Lender. When any Lender demands that the Companies pay any Funding Loss, that Lender shall deliver to the Companies and Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation shall be presumed correct. The provisions of and undertakings and indemnification set forth in this
SECTION 2.21 shall survive the satisfaction and payment of the Obligations and termination of this agreement.

     2.22. FEES. The following fees are not compensation for the use, detention, or forbearance of money, are in addition to, and not in lieu of, interest and expenses otherwise described in this agreement, are non-refundable, to the fullest extent permitted by applicable law, bear interest, if not paid when due, at the Default Rate, and are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be:

          (a) Borrower shall pay to Agent -- for its sole account -- an annual administrative fee and a custodial fee in an amount and on such payment terms as may be agreed upon by Borrower and Agent in writing.

          (b) Borrower shall pay to each Lender a commitment fee, payable as it accrues on the last day of each August, November, February, and May -
     - beginning August 31, 1993 -- and on the Termination Date, equal to 0.18% per annum of that Lender's daily average Commitment during the period that (i) begins with the date of this agreement or the preceding commitment fee payment date, as the case may be, and (ii) ends with and includes the day before the applicable commitment fee payment date.


SECTION 3.     GUARANTY AND COLLATERAL

     3.1. GUARANTY.

          (a) Guarantor hereby unconditionally and irrevocably guarantees to each Lender for good and valuable consideration (including, but not limited to, the facts stated in the recitals to this agreement) (i) the due and punctual payment in full (and not merely the collectibility) of the principal of each Lender's Note and the interest thereon, in each case when due and payable, whether on any installment payment date or at the stated or accelerated maturity, all according to the terms of the Notes, Pricing Agreement, and this agreement; (ii) the due and punctual payment in full (and not merely the collectibility) of all other sums and charges which may at any time be due and payable in accordance with the Loan Documents; and (iii) the due and punctual performance of all of the other terms, covenants and conditions contained in the Loan Documents.

          (b)  The obligations and liabilities of Guarantor under this
     SECTION 3.1 shall be absolute and unconditional, irrespective of the genuineness, validity, priority, regularity or enforceability of the Notes or the other Loan Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Guarantor expressly agrees that any Lender (and when authorized pursuant to SECTION 10.1(A), Agent on behalf of any Lender) may, in its sole and absolute discretion, intentionally or unintentionally, without notice to or further assent of Guarantor and without in any way releasing, affecting or in any way impairing the obligations and liabilities of Guarantor hereunder: (i) waive compliance with, or any defaults under, or grant or permit any other indulgences under or with respect to that Lender's Note or the other Loan Documents; (ii) modify, amend, change or terminate any provisions of that Lender's Note or the other Loan Documents; (iii) grant extensions or renewals of or with respect to that Lender's Note or the other Loan Documents; (iv) effect any release, subordination, compromise or settlement in connection with that Lender's Note or the other Loan Documents; (v) permit the substitution, exchange, release, loss, impairment or other disposition of the Collateral or any part of the Collateral, or the subordination of any Lien or security interest therein; (vi) make advances for the purpose of performing any term, provision or covenant contained in that Lender's Note or the other Loan Documents with respect to which Borrower or Guarantor shall then be in default; (vii) assign, pledge, hypothecate or otherwise transfer that Lender's Note or any other Loan Document or any interest therein; and
     (viii) deal in all respects with Borrower as if this SECTION 3.1 were not in effect.

          (c)  The obligations and liabilities of Guarantor under this
     SECTION 3.1 shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that Guarantor may have against Borrower or any Lender and shall not be conditional or contingent upon pursuit or enforcement by Agent or Lenders of any remedies they may have against Borrower with respect to the Notes or the other Loan Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, neither Agent nor any Lender shall be required to make any demand upon Borrower, or to sell the Collateral or otherwise pursue, enforce or exhaust its remedies against Borrower or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies under this SECTION 3.1. Any one or more successive or concurrent actions or proceedings may be brought against Guarantor under this SECTION 3.1, either in the same action, if any, brought against Borrower or in separate actions or proceedings, as often as Agent or any Lender may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation, or discharge of any of the Obligations arising out of, or by virtue of, any bankruptcy, arrangement, reorganization, or similar proceeding for relief of debtors under any Debtor Laws initiated by or against Borrower shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of Guarantor hereunder in any manner whatsoever, and this SECTION 3.1 shall remain and continue in full force and effect. It is the intent and purpose of this SECTION 3.1 that Guarantor shall and does hereby waive all rights and benefits which might accrue to Guarantor by reason of any such proceeding, and Guarantor agrees that it shall be liable for the full amount of the Obligations, regardless of, and irrespective to, any modification, limitation, or discharge of the liability of Borrower that may result from any such proceedings.

          (d) Guarantor hereby unconditionally, irrevocably and expressly waives (i) presentment and demand for payment of the principal of or interest on any Note, protest of non-payment, notice of intent to accelerate any Note and notice of acceleration thereof; (ii) notice of acceptance of the guaranty set forth in this SECTION 3.1 and of presentment, demand, and protest thereof; (iii) notice of any Default or Potential Default hereunder (except as otherwise set forth herein) and notice of all indulgences; (iv) demand for observance, performance, or enforcement of any of the terms or provisions of the Loan Documents;
     (v) any right or claim of right to cause a marshalling of the assets of Borrower; and (vi) all other notices and demands otherwise required by law which Guarantor may lawfully waive.

          (e) In the event Guarantor shall advance any sums to Borrower, or in the event Borrower has heretofore or shall hereafter become indebted to Guarantor before the Obligations have been paid in full and the Commitments of Lenders shall have terminated, repayment of any and all such Indebtedness (the "SUBORDINATED DEBT") shall be subordinate in all respects to repayment of the Obligations. Any payment to Guarantor on account of the Subordinated Debt shall be collected and received by Guarantor in trust for Lenders and shall be paid over to Agent for the benefit of Lenders on account of the Obligations without impairing or releasing the obligations of Guarantor under this SECTION 3.1. It is the intention of the parties hereto that Guarantor shall not be deemed to be a "CREDITOR" (as defined in SECTION 101 of the FEDERAL BANKRUPTCY
     CODE) of Borrower by reason of the existence of the guaranty in this
     SECTION 3.1 in the event that Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code. Guarantor hereby irrevocably waives any and all rights it may now or hereafter have under any agreement at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lenders) to assert any claim against or seek contribution, indemnification, or any other form of reimbursement from Borrower for any payment made by Guarantor under or in connection with this agreement.

          (f) Without the prior written consent of Determining Lenders, Guarantor shall not ask, demand, receive, accept, sue for, set off, collect or enforce any Subordinated Debt or any collateral and security therefor. Guarantor represents and warrants to Lenders that the Subordinated Debt is unsecured and agrees not to receive or accept any collateral or security for any Subordinated Debt without the prior written permission of Determining Lenders. Guarantor shall not assign, transfer, hypothecate, or dispose of any Subordinated Debt while this guaranty under this SECTION 3.1 is in effect. In the event of any sale, receivership, insolvency, or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against Borrower for any relief under any Debtor Law, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon, or with respect to, all or any part of the Subordinated Debt or otherwise shall be paid or delivered directly to Agent for application to the Obligations (whether due or not due and in such order and manner as Lenders may determine in the exercise of their sole discretion) until the Obligations shall have been fully paid and satisfied. Guarantor hereby irrevocably authorizes and empowers Agent, upon the occurrence and continuance of a Default, to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings in Agent's own name or in the name of Guarantor or otherwise, as Determining Lenders may deem necessary or advisable to carry out the provisions of this SECTION 3.1. Guarantor hereby agrees to execute and deliver to Agent such powers of attorney, assignments, endorsements, or other instruments as may be requested by Agent in order to enable Agent to enforce any and all claims upon, or with respect to, the Subordinated Debt, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect thereto.

          (g) Upon the occurrence and continuance of a Default and upon the request of Agent, Guarantor shall endorse, assign and deliver to Agent all notes, instruments and agreements evidencing, securing, guarantying or made in connection with the Subordinated Debt.

          (h) If at any time any payment, or portion thereof, made by, or for the account of, Borrower or Guarantor on account of the Obligations is set aside by any court or trustee having jurisdiction as a voidable preference or fraudulent conveyance or must otherwise be restored or returned by Agent or Lenders under any Debtor Law or as a result of any dissolution, liquidation or reorganization of Borrower or upon, or as a result of, the appointment of any receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its properties or assets, Guarantor hereby agrees that the guaranty set forth in this SECTION 3.1 shall continue and remain in full force and effect or be reinstated, as the case may be, all as though such payment(s) had not been made.

     3.2.  COLLATERAL.

          (a) As security for the Obligations and the performance by the Companies of their respective obligations under this agreement and under the other Loan Documents, Guarantor grants and conveys a first and prior security interest and collaterally assigns to Agent, on behalf of Lenders, any and all right, title, interest, security interest, power and privilege which

     Guarantor may now or hereafter have in and to any of the following property: (i) All Mortgage Notes and Mortgages securing those Mortgage Notes delivered to, or held by or for Agent from time to time under this agreement; (ii) all Mortgage-Backed Securities delivered to, or registered by book-entry in the name of, Agent from time to time under this agreement; (iii) all other promissory notes or other instruments which are executed and delivered to or for the benefit of or payable to Guarantor and which are in the possession of, required to be delivered to, in transit to or are held by or for Agent for the benefit of Lenders, and all collateral and security for any such notes and instruments and all mortgages, security agreements and other documents granting a lien on or interest in any collateral or security for any such notes or instruments, (iv) all payments and prepayments of principal, interest, penalties and other income or payments due or to become due with respect to any of the foregoing, (v) all Take-Out Commitments covering any of the foregoing, (vi) all files, documents, instruments, surveys, certificates, correspondence, appraisals, tapes, discs, cards, accounting records and other records, information and data of Guarantor relating to any of the foregoing, (vii) all guaranty or insurance proceeds of any nature whatsoever paid or payable to Guarantor with respect to any of the foregoing or with respect to any mortgaged property securing payment thereof, and (viii) all other proceeds of any of the foregoing, including all accounts, general intangibles, instruments, real or personal property, documents, chattel paper and proceeds arising from or by virtue of or collections with respect to, or comprising part of, any of the foregoing.

          (b) As security for the Obligations and the performance by Borrower and Guarantor of their respective obligations hereunder and under the other Loan Documents, Borrower grants and conveys a first and prior security interest and collaterally assigns to Agent, on behalf of Lenders, the following Property: (i) any and all right, title, interest, security interest, power and privilege which Borrower may now or hereafter have in and to the Funding Account and any funds ever deposited therein; (ii) any and all right, title, interest, power and privilege which Borrower may now or hereafter have in and to the Intercompany Note and any payments or proceeds thereon; and (iii) all proceeds of any Collateral, including all accounts, general intangibles, instruments, real or personal property, documents, chattel paper and proceeds arising from or by virtue of or collections with respect to, or comprising part of, any of the foregoing.

          (c) In furtherance of the foregoing, the Companies (i) hereby ratify and confirm that all liens and security interests heretofore or concurrently herewith granted or conveyed to Agent or Lenders by the Companies in connection with the Existing Loan Documents, this agreement, or otherwise (as any thereof have been renewed, extended, amended, or supplemented), whether or not described on SCHEDULE 3.2, were intended to, did, do, and shall continue to secure the full and complete payment and performance of the Obligations (including, without limitation, all amounts now or hereafter evidenced by the Notes),
     (ii) agree that the financing statements described on SCHEDULE 3.2 shall continue in full force and effect, (iii) shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional assignments, security agreements, deeds of trust, mortgages, modifications or amendments to any of the foregoing, and such other agreements, documents, and instruments as Agent or any Lender may reasonably request in order to perfect and protect such liens and security interests and preserve and protect the rights of Agent and Lenders in respect of all present and future collateral for the Obligations.

     3.3. DELIVERY TO AGENT. Each Collateral Delivery Notification shall include a schedule that identifies the Mortgage Notes and Mortgage-Backed Securities offered as security for the Obligations and states the Collateral Value attributed to each such item. Except as otherwise set forth in SECTION 2.3 with regard to Wet Borrowings, no later than 10:30 a.m. Dallas, Texas time on the date of the requested Borrowing, the following items shall be delivered to Agent (collectively, the "PRINCIPAL COLLATERAL DOCUMENTS") with respect to each Mortgage Note or Mortgage Backed Security offered as security:

          (a) in the case of Mortgage-Backed Securities, the original of each certificated form Mortgage Backed Security, accompanied by appropriate instruments of transfer duly executed in blank;

          (b) in the case of Mortgage-Backed Securities, with respect to each Mortgage Backed Security in book entry form, confirmation satisfactory to Agent that such Mortgage Backed Security has been transferred to the account of Agent and that it is not subject to any lien, encumbrance or adverse claim or any right of transfer in any Person other than Agent;

          (c) in the case of Mortgage Notes, the original of each Mortgage Note endorsed in blank (without restriction or limitation);

          (d) in the case of Mortgage Notes, an original executed assignment in blank for each Mortgage Note and the Mortgage securing such Mortgage Note, in recordable form, and otherwise in form satisfactory to Agent;

          (e) in the case of Mortgage Notes, to the extent applicable and requested by Agent, the original executed Take-Out Commitment relating to each Mortgage Note or a schedule which designates the Take-Out Commitment relating to such Mortgage Note; and

          (f) to the extent a Mortgage Note is not originated by Guarantor, original executed copies of all intervening assignments to Guarantor.

Guarantor shall hold in trust for Agent the original recorded copy of the Mortgage relating to each Mortgage Note, a mortgagee policy of title insurance (or binding unexpired and unconditional commitment to issue such insurance if the policy has not yet been delivered to Borrower) insuring Guarantor's perfected, first priority Lien (subject to the Permitted Exception) created by such Mortgage securing such Mortgage Note, the original insurance policies referred to in SECTION 6.6, and all other original documents, including any undelivered Take-Out Commitments, Mortgage Notes, and Mortgage-Backed Securities, and Guarantor shall specifically identify such items in the Collateral Delivery Notification. Guarantor must deliver to Agent any of the foregoing items as soon as reasonably practicable upon Agent's request. For purposes of SECTION 4.2(B), Guarantor shall be deemed an approved bailee of Agent to the extent it holds Collateral which constitutes Eligible Collateral within the meaning of CLAUSE (K)(I) of the definition of Eligible Collateral.

     3.4. POWER OF ATTORNEY. Borrower and Guarantor each hereby irrevocably appoints Agent, acting on behalf of Lenders, its attorney in fact, with full power of substitution, for and on behalf and in the name of Borrower or Guarantor, as the case may be, to (i) endorse and deliver to any Person any check, instrument or other paper coming into Agent's or any Lender's possession and representing payment made in respect of any Mortgage Note or Mortgage Backed Security included in the Collateral or in respect of any other Collateral or Take-Out Commitment; (ii) prepare, complete, execute, deliver and record any assignment of any Mortgage relating to any Mortgage Note, or Mortgage Backed Security to Agent or to any other Person; (iii) endorse and deliver or otherwise transfer any Mortgage Note or Mortgage Backed Security, and do every other thing necessary or desirable to effect transfer of all or any part of the Mortgage Collateral to Agent or to any other Person; (iv) take all necessary and appropriate action with respect to all Obligations and the Mortgage Collateral to be delivered to Agent or held by Borrower in trust for Agent;
(v) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Take-Out Commitment or any part of the Mortgage Collateral; and (vi) sign Borrower's or Guarantor's name wherever appropriate to effect the performance of this agreement. This section shall be liberally, not restrictively, construed so to give the greatest latitude to Agent's power, as Borrower's or Guarantor's attorney in fact, to collect, sell, and deliver any of the Mortgage Collateral and all other documents relating thereto. The powers and authorities herein conferred on Agent may be exercised by Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Agent. The power of attorney conferred by this
SECTION 3.4 shall not be exercised by Agent prior to the occurrence of a Default and is granted for a valuable consideration and is coupled with an interest and irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or any Commitment is outstanding. All Persons dealing with Agent, or any officer thereof acting pursuant hereto, or any substitute, shall be fully protected in treating the powers and authorities conferred by this
SECTION 3.4 as existing and continuing in full force and effect until advised by Agent that the Obligations have been fully and finally paid and satisfied and all Commitments have been terminated.

     3.5.   Redemption of Mortgage Collateral.

          (a) GENERALLY. So long as no Default or Potential Default shall be in existence, Borrower or Guarantor may obtain the release of Agent's security interest in all or any part of the Mortgage Collateral at any time, and from time to time, by paying to Agent, as a repayment hereunder, the Collateral Value of the Mortgage Collateral to be so released (such Collateral Value being determined as of the date such Mortgage Collateral was first delivered to Agent). Promptly upon receipt of any such repayment, Agent shall distribute same in accordance with SECTION 2.6.

          (b) REDEMPTION PURSUANT TO SALE. Borrower or Guarantor may from time to time request that Agent permit the sale of Mortgage Collateral. Upon the receipt by Agent of such a request from Borrower or Guarantor, and so long as no Default shall be in existence, Agent shall deliver to the Investor, under Agent's Trust Receipt and Security Agreement Letter, in the form of EXHIBIT D-1 or EXHIBIT D-2, as applicable, the items of Mortgage Collateral being sold which are held by Agent, with the release of Agent's security interest in those items being conditioned upon delivery to Agent, within 45 days after delivery by Agent of those items of Mortgage Collateral, by that Investor of an amount equal to the Collateral Value of those items of Mortgage Collateral (determined as of the date such Mortgage Collateral was first delivered by Guarantor or Borrower to Agent), or, in the case of Mortgage Notes being sold or exchanged for Mortgage-Backed Securities, Mortgage-Backed Securities with a Collateral Value (determined as of the date of delivery to Agent) equal to the Collateral Value of the released Mortgage Notes (determined as of the date such Mortgage Notes were first delivered by Guarantor or Borrower to Agent). The delivery of Mortgage-Backed Securities and all payments made in relation to such Mortgage Collateral by Investors shall be made directly to Agent, and Guarantor or Borrower shall, as agent for Agent and only upon the express prior written request of Agent, deliver to that Investor the items held by Guarantor or Borrower under SECTION
     3.3. Items of Mortgage Collateral delivered by Agent to any Investor under this SECTION 3.5(B) shall cease to be Eligible

     Collateral upon the EARLIER to occur of (i) the delivery to Agent by that Investor of either an amount equal to, or Mortgage-Backed Securities with a Collateral Value (determined as of the date of such delivery) equal to, the Collateral Value of such Mortgage Collateral (determined as set forth above), AND (ii) the expiration of 45 days after delivery by Agent of those items of Mortgage Collateral.

          (c) CONTINUATION OF LIEN; APPLICATION OF PROCEEDS. Agent's Liens in all Mortgage Collateral transmitted to any Investor under SECTION 3.5(B) shall continue in effect until Agent shall have received the payments or Mortgage-Backed Securities as provided therein. Promptly upon receipt of any such payment, Agent shall distribute such payments in accordance with SECTION 2.6. If Agent shall receive Mortgage-Backed Securities as provided in SECTION 3.5(B), those Mortgage-Backed Securities shall be Collateral as provided in this agreement.

          (d) CERTAIN CREDITS. No Lender shall be under any duty at any time to credit Borrower for any amounts due from any Investor in respect of any purchase of any Mortgage Collateral contemplated under SECTION 3.5(B) above, until that Lender has actually received immediately available funds for such Mortgage Collateral in the amount required pursuant thereto, and neither Agent nor any Lender shall be under any duty at any time to collect any amounts or otherwise enforce any obligations due from any Investor in respect of any such purchase.

     3.6. CORRECTION OF MORTGAGE NOTES. The Borrower may from time to time request that the Agent deliver a Mortgage Note that constitutes Collateral so that such Mortgage Note may be replaced by a corrected Mortgage Note. Upon receipt by the Agent of such a request from the Borrower, and so long as no Default shall be in existence, the Agent shall deliver to the Borrower, under the Agent's Trust Receipt and Security Agreement Letter, the Mortgage Note to be corrected, upon the express condition of receipt by Agent of a corrected Mortgage Note that conforms to the requirements of this agreement; PROVIDED, that (i) at no time shall more than $2,000,000 of Mortgage Notes (such amount being the aggregate outstanding principal balances of the Mortgage Notes) be so delivered and not have been replaced with corrected Mortgage Notes hereunder, (ii) the corrected Mortgage Note must be delivered to Agent endorsed in blank (without restriction or limitation) within 21 days of the release by Agent of the Mortgage Note to be replaced, and (iii) until the corrected Mortgage Note has been delivered to Agent, the Collateral Value attributed to the corresponding Mortgage Note that is to be replaced shall be the lesser of (x) the Collateral Value of the Mortgage Note to be replaced without giving effect to this proviso and (y) 98% of the principal balance of the corrected Mortgage Note.

     3.7. COLLATERAL VALUE. If at any time any item of Collateral shall cease to meet any of the requirements for Eligible Collateral or otherwise ceases to be Eligible Collateral under this agreement, then that item will be excluded from Eligible Collateral for purposes of determining the aggregate Collateral Value of all Eligible Collateral, and Agent will notify Borrower and Guarantor that that item no longer constitutes Eligible Collateral.

     3.8. AGENT TO PROVIDE COLLATERAL REPORT. Agent shall send to Guarantor and each Lender a Collateral Report in the form attached as EXHIBIT C-5 on each Business Day. Agent shall send the Collateral Report by telecopy by 11:30 a.m. Dallas time.

     3.9. TRUST RECEIPT AND SECURITY AGREEMENT LETTERS. Agent and the Companies agree that all Trust Receipt and Security Agreement Letters Agent receives in connection with this agreement are received in its capacity as Agent for the benefit of Lenders to secure the Obligations.

SECTION 4. CONDITIONS PRECEDENT. Each Lender's commitment to make Advances is subject to fulfillment of the following conditions:

     4.1. INITIAL BORROWING. Each Lender's commitment to make Advances to fund the initial Borrowing is subject to, in addition to the conditions precedent specified in SECTION 4.2, delivery to Agent of all of the agreements, documents, instruments, and other items described on
SCHEDULE 4.1.

     4.2. ALL BORROWINGS. Each Lender's commitment to make any Advance to fund any Borrowing is subject to the following further conditions precedent:

          (a) Borrower has delivered to Agent and Lenders a Credit Request completed and executed by Borrower, and Guarantor delivered to Agent and Lenders a Collateral Delivery Notification, all within the applicable time period set forth in SECTION 2.2.

          (b) All Principal Collateral Documents with respect to each Mortgage Note or Mortgage Backed Security in which Borrower or Guarantor has granted a Lien to Agent, on behalf of Lenders, has been physically delivered to the possession of Agent in accordance with SECTION 3.3.

          (c) The representations and warranties by the Companies in the Loan Documents are true and correct in all material respects on and as of the date of that Borrowing and after giving effect to that Borrowing EXCEPT to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or expressly permitted by the Loan Documents.

          (d) No Default or Potential Default is continuing as of the date of any Borrowing and after giving effect to that Borrowing.

          (e)  The Funding Account is established and in existence.

          (f) No limitation set forth in SECTIONS 2.1(A) through (D) is exceeded as of the date of any Borrowing and after giving effect to that Borrowing.

          (g) Delivery to Agent of the Intercompany Note endorsed to the order of Agent.

          (h) Delivery to Agent of executed financing statements as required by Agent in order to perfect or maintain the priority of any Lien granted under this agreement.

          (i) Delivery to Agent in sufficient copies for each Lender of any other documents and opinions of counsel, including any documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted under this agreement whether due to any change in any Requirement of Law (including any change in the Requirements of Law applicable to Mortgage-Backed Securities) or otherwise and including favorable written opinions of counsel as to the perfection, maintenance and priority of any such Lien, as any Lender through Agent may reasonably request.

Each Credit Request constitutes a representation and warranty by Borrower on the date of the requested Borrowing as to the facts specified in CLAUSES (C),
(D), and (F) of this SECTION 4.2.


SECTION 5. REPRESENTATIONS AND WARRANTIES. The Companies jointly and severally represent and warrant to Agent and Lender as follows:

     5.1. ORGANIZATION AND GOOD STANDING. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and will be so qualified in those states wherein it transacts business in the future, except where the failure to be so qualified would not result in a Material Adverse Effect.

     5.2. AUTHORIZATION AND POWER. Each Company has the corporate power and requisite authority to execute, deliver and perform this agreement, the Notes and other Loan Documents to which it is a party.

     5.3. NO CONFLICTS OR CONSENTS. Neither the execution and delivery of this agreement, the Notes or the other Loan Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will materially contravene or conflict with any Requirement of Law to which either Company is subject or any indenture, mortgage, deed of trust, or other agreement or instrument of which either Company is a party or by which either Company or any of their respective Property may be bound, or to which either Company or any of their respective Property may be subject.

     5.4. ENFORCEABLE OBLIGATIONS. This agreement, the Notes and the other Loan Documents to which it is a party are the legal, valid and binding obligations of each Company, enforceable in accordance with their respective terms, except as limited by Debtor Laws and general principles of equity.

     5.5. USE OF PROCEEDS. Neither the proceeds of any Advance nor the proceeds of the intercompany loans under the Intercompany Note has previously been or is to be used for any purpose other than as described in the recitals to this agreement.

     5.6. PRIORITY OF LIENS. Upon delivery to Agent of each Mortgage Note, Agent, on behalf of Lenders, shall have valid, enforceable, perfected, first priority Liens and security interests therein. Upon delivery to Agent or its bailee of each Mortgage Backed Security in certificated form, Agent, on behalf of Lenders, shall have valid, enforceable, perfected, first priority Liens and security interests therein. Upon notice of the Lien of Agent in each Mortgage Backed Security in book entry form to the financial institution in whose favor such securities have been issued, and confirmation thereof by such financial institution, Agent, on behalf of Lenders, shall have valid, enforceable, perfected, first priority Liens and security interests therein. Agent, on behalf of Lenders, shall have valid, enforceable, perfected, first priority Liens (a) for a period of 21 days, upon the funding of each Wet Borrowing, in each corresponding Mortgage Note and related Take-Out Commitment in accordance with SECTION 2.3, and (b) in all Mortgage Collateral transmitted to any Investor under SECTION 3.5(B) which shall continue uninterrupted and in full force in effect until Agent shall have received the payments or Mortgage-Backed Securities as provided in SECTION 3.5(B).

     5.7. NO LIENS. Guarantor has good and indefeasible title to the Mortgage Collateral and all the Mortgage Collateral is free and clear of all Liens and other adverse claims of any nature, other than the Liens of Agent on behalf of Lenders.

     5.8. FINANCIAL CONDITION. Each Company has delivered to Lenders copies of its balance sheet as of December 31, 1992, and the related statements of income and cash flows for the period ended on such date; such financial statements are complete and correct in all material respects and fairly present its financial condition as of such date and its results of operations for the period ended on such date, and have been prepared in accordance with GAAP, subject to normal year-end adjustments; as of the date thereof, there were no obligations, liabilities or Indebtedness (including material contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower or of Guarantor, respectively, which are not reflected in such financial statements and are required to be reflected based upon GAAP; and no change having a Material Adverse Effect has occurred since the date of such financial statements. Each Company has also delivered to Lenders a management report for the month ended February 28, 1993; such report fairly and accurately in all material respects presents its commitment position, pipeline position, mortgage servicing and production, balance sheet, and income statement as of the end of that month.

     5.9. FULL DISCLOSURE. There is no material fact that either Company has not disclosed to Lenders which could reasonably be expected to have a Material Adverse Effect, except that no warranty is made regarding general economic conditions. To the best of each of Company's knowledge, neither the financial statements referred to in SECTION 5.8, nor any Credit Request or Collateral Delivery Notification, officer's certificate or written statement (other than any financial projections) authored by either Company and delivered by either Company to Agent or any Lender in connection with this agreement, contains any untrue statement of material fact.

     5.10. No DEFAULT. Neither Company is in default under any material loan agreement, mortgage, security agreement or other material agreement to which it is a party or by which any of its Property is bound, which default could reasonably be expected to have a Material Adverse Effect.

     5.11. NO MATERIAL LITIGATION. There are no material actions, suits or legal, equitable, arbitration or administrative proceedings against either Company or any of their respective Property the adverse determination of which, in either Company's opinion, will constitute a Material Adverse Effect and which are (a) pending, or (b) to the knowledge of either Company on the date of this agreement, threatened.

     5.12. TAXES. All tax returns required to be filed by Companies in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges upon either Company or upon any of their respective Property, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and such Lien has been stayed and continues to be stayed, or unless the failure to have filed such tax returns or to have made such payment could not reasonably be expected to have a Material Adverse Effect. Neither
                                         33

Company has any knowledge of any proposed tax assessment against either Company in a material amount.

     5.13. PRINCIPAL OFFICE, ETC. The principal office, chief executive office and principal place of business of Borrower is at 1201 Market Street, Wilmington, Delaware 19801, and of Guarantor is at 11000 Broken Land Parkway, Columbia, Maryland 21044.

     5.14.  EMPLOYEE BENEFITS PLANS.

          (a) Neither Company nor any of their ERISA Affiliates, nor any Plan, is in material violation of any provision of ERISA or any other applicable state or federal law, including the Code.

          (b) No Prohibited Transaction or Reportable Event has occurred with respect to any Plan.

          (c) No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated under SECTION 4041(C) of ERISA since September 2, 1974.

          (d) To the best of the Companies' knowledge, the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, any Plan, and no event or condition has occurred or exists which might constitute grounds under SECTION 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          (e) Neither Company, nor any of their respective ERISA Affiliates has incurred or expects to incur any withdrawal liability to any multiemployer plan within the meaning of SECTION 4001(A)(3) of ERISA.

          (f)   Each Plan meets the minimum funding requirements of
     SECTION 412 of the Code and no waiver from such minimum funding requirements has been applied for or approved pursuant to SECTION 412(D) of the Code.

     5.15. NO APPROVALS REQUIRED. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of this agreement, the Notes and the other Loan Documents, nor the consummation of any of the transactions contemplated by any of the foregoing requires the consent or approval of, the giving of notice to, or the registration, recording or filing of any document with (except as necessary to perfect the Liens granted to Agent for the benefit of Lenders), or the taking of any other action in respect of, any Governmental Authority which exercises jurisdiction over either Company or any of their respective Property.

     5.16. SUBSIDIARIES. As of the date of this agreement, other than the Subsidiaries of Guarantor listed on SCHEDULE 5.16, neither Company has any Subsidiaries.

     5.17. INVESTMENT COMPANY. Neither Company is an "INVESTMENT COMPANY" within the meaning of the INVESTMENT COMPANY ACT OF 1940, as amended.

     5.18. GOVERNMENT APPROVALS. Guarantor is approved and qualified and in good standing as an issuer, mortgagee, or seller/servicer, as set forth below, and meets all requirements applicable to its status as such:

          (a) GNMA approved issuer of Mortgage-Backed Securities guaranteed by GNMA;

          (b) FNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FNMA;

          (c) FHLMC approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FHLMC;

          (d) FHA approved mortgagee, eligible to originate, purchase, hold, sell, and service FHA Loans; and

          (e) VA approved mortgagee, eligible to originate, purchase, hold, sell, and service VA Loans.

     5.19. SURVIVAL. All representations and warranties by the Companies herein shall survive delivery of the Notes and the making of the Loan, and any investigation at any time made by or on behalf of Agent or Lenders shall not diminish Agent's and Lenders' right to rely thereon.

     5.20 APPRAISALS. With respect to the property encumbered by any Mortgage securing part of the Mortgage Collateral, the Companies have obtained appraisals or other evaluations of that property, as agent for Lenders, in compliance with CHAPTER 34A of TITLE 12 of the UNITED STATES CODE, as hereafter amended, and any regulations promulgated thereunder.


SECTION 6. AFFIRMATIVE COVENANTS. Until the Commitments are all terminated and the Obligations are paid and performed in full, the Companies shall comply with the following:

     6.1 FINANCIAL STATEMENTS AND REPORTS. The Companies shall furnish to Lenders the following, all in form and detail reasonably satisfactory to
Lenders:

          (a) Promptly when available but at least within 92 days after each fiscal-year end of Ryland Group, consolidated Financial Statements of Ryland Group and of Guarantor (including consolidation with -- and consolidating at least as to -- Borrower) as of that year end, each reflecting the corresponding figures for the preceding fiscal year in comparative form, accompanied by the related report prepared by independent certified public accountants acceptable to Agent and stating that the consolidated portion of those statements were prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in GAAP concurred in by the Companies' independent public accountants;

          (b) Promptly when available but at least within 47 days after each fiscal quarter of Guarantor, consolidated Financial Statements of Guarantor (including consolidation with -- and consolidating at least as to -- Borrower) as of that quarter end, each accompanied by (i) a certificate of the applicable Company's principal financial officer stating that those statements were prepared in accordance with GAAP, subject to normal year-end adjustments, and (ii) a completed Officer's Certificate substantially in the form of EXHIBIT E, executed by the President or any Vice President of the Companies;

          (c) Promptly and in any event within 30 days after the end of each month, a management report substantially in the form of EXHIBIT F regarding Guarantor's commitment position, pipeline position, mortgage servicing/delinquency, balance sheet, and income statement prepared as of the end of such month; and

          (d) Such other information concerning the Collateral, the business, properties or financial condition or operations of the Companies and Ryland, or otherwise relating to this agreement, as any Lender may reasonably request.

     6.2. TAXES AND OTHER LIENS. Each Company shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon either of them or any of their respective Property and all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of their respective Property and which, if unpaid, could reasonably be expected to have a Material Adverse Effect, PROVIDED THAT neither Company shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of either Company, that Lien is stayed and continues to be stayed and each Company shall have set up reserves therefor adequate under GAAP.

     6.3. MAINTENANCE. Each Company shall (a) except as permitted by SECTION 7.1, maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including, without limitation, Guarantor's eligibility as lender, seller/servicer and issuer under SECTION 5.18,
(b) observe and comply with all governmental regulations and other
Requirements of Law if the failure to so observe or comply would result in a Material Adverse Effect, and (c) provide to Agent copies of all audits conducted by GNMA, FNMA, or FHLMC.

     6.4. FURTHER ASSURANCES. Each Company shall promptly, and in any event within three Business Days after Agent's request, or such longer period as permitted under SECTION 3.6, cure any defects in the execution and delivery of the Notes, this agreement and the other Loan Documents and each Company shall, at their expense, promptly execute and deliver to Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Companies in this agreement and in the other Loan Documents or to further evidence and more fully describe the Collateral intended as security for the Notes, or to correct any omissions in this agreement or the other Loan Documents, or more fully to state the security obligations set out herein or in any of the other Loan Documents, or to perfect, protect or preserve any Liens created (or intended to be created) pursuant hereto or to any of the other Loan Documents, or to make any recordings, to file any notices, or obtain any consents.

     6.5. REIMBURSEMENT OF EXPENSES. The Companies jointly and severally agree to pay (a) all reasonable legal fees incurred by Agent and all reasonable legal fees in an amount not exceeding $2,500 for each other Lender in connection with the preparation, negotiation, or execution of this agreement, the Notes and the other Loan Documents, (b) all reasonable legal fees in an amount not exceeding $5,000 incurred by Agent and all reasonable legal fees in an amount not exceeding $1,200 incurred by each other

Lender in connection with each separate future amendment, consent, waiver, or approval executed in connection with this agreement, (c) all fees, charges or taxes for the recording or filing of the Security Instruments, (d) all other reasonable out-of-pocket expenses of Agent or any Lender in connection with the preparation, negotiation, execution or administration of this agreement, the Notes and the other Loan Documents, including courier expenses incurred in connection with the Mortgage Collateral, and (e) all amounts expended, advanced or incurred by Agent or any Lender to satisfy any obligation of either Company under this agreement or any of the other Loan Documents or to collect Notes, or to enforce the rights of Agent or any Lender under this agreement or any of the other Loan Documents, which amounts shall include all court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Agent or any Lender in connection with any such matters, together with interest at the post-maturity rate specified in each Note on each item specified in CLAUSES (A) through (E) from 30 days after the date of written demand or request for reimbursement until the date of reimbursement. In addition, the Companies jointly and severally agree to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this agreement, the Notes and the other Loan Documents, and agrees to save Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     6.6. INSURANCE. Each Company shall maintain with financially sound and reputable insurers, insurance with respect to their respective Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as satisfy prevailing FNMA, FHLMC, and GNMA requirements applicable to a qualified mortgage institution and otherwise as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. Such insurance shall include, without limitation, a fidelity bond or bonds in form and with coverage, with a company, and with respect to such individuals or groups of individuals as satisfy prevailing FNMA, FHLMC, and GNMA requirements applicable to a qualified mortgage institution. Upon request of Agent, each Company shall furnish or cause to be furnished to Agent from time to time a summary of their respective insurance coverage, in form and substance satisfactory to Agent, and if requested shall furnish Agent originals or copies of the applicable policies.

     6.7. ACCOUNTS AND RECORDS. Each Company shall keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to their respective business and activities, in accordance with GAAP.

     6.8. RIGHT OF INSPECTION. Each Company shall permit any officer, employee or agent of any Lender, during regular business hours and upon three days prior notice, to visit and inspect any of their respective Property, examine their respective books of record and accounts, take copies and extracts therefrom, and discuss their respective affairs, finances and accounts with their respective officers, accountants and auditors, all as often as any Lender may desire.

     6.9. NOTICE OF CERTAIN EVENTS. Each Company agrees to promptly notify each Lender upon obtaining knowledge of (a) any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of either Company (but only if such Indebtedness is in the amount specified in SECTION 9.1(D)) with respect to a claimed default, together with a detailed statement by a responsible officer of each Company, as applicable, specifying the notice given or other action taken by such holder and the nature of the claimed default and what action each Company, as applicable, is taking or proposes to take with respect thereto; (b) the commencement of, or any determination in, any legal, judicial or regulatory proceedings which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; or (c) any dispute between either Company, as applicable, and any Governmental Authority or any other Person which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

     6.10. PERFORMANCE OF CERTAIN OBLIGATIONS. Each Company shall perform and observe in all material respects each of the provisions of each Take-Out Commitment and each of its mortgage servicing contracts on its part to be performed or observed and will cause all things to be done which are necessary to have each item of Mortgage Collateral and Principal Collateral Documents covered by a Take-Out Commitment comply with the requirements of that Take-Out Commitment.

     6.11. USE OF PROCEEDS. The proceeds of Advances shall be used by Borrower solely as represented in this agreement and for no other purposes.

     6.12. NOTICE OF DEFAULT. Each Company agrees to furnish to Agent and to each Lender immediately upon becoming aware of the existence of any Default or Potential Default (other than any Potential Default with respect to any payment obligations hereunder), a written notice specifying the nature and period of existence thereof and the action which Borrower or Guarantor, as applicable, is taking or proposes to take with respect thereto.

     6.13. COMPLIANCE WITH AGREEMENTS. Each Company shall comply with all agreements, indentures, mortgages or documents binding on it or affecting its Property or business, except where the failure to so comply would not result in a Material Adverse Effect.

     6.14. EMPLOYEE BENEFIT PLANS. The Companies agree to promptly furnish to Agent and to each Lender:

          (a) Within 10 Business Days after the occurrence of a Reportable Event with respect to any Plan, a copy of any materials required to be filed with the PBGC with respect to such Reportable Event;

          (b) A copy of any notice of intent to terminate a Plan, no later than the date such notice is required to be provided to participants of such Plan under SECTION 4041(A)(2) of ERISA, and copies of any notices of noncompliance received from the PBGC under SECTION 4041(B)(2)(C) of ERISA, within 10 Business Days after the receipt by Borrower of such notice;

          (c) Not later than 10 Business Days after the receipt thereof by either Company, any ERISA Affiliate of either Company, or the administrator of any Plan, a copy of any notice to either Company or such ERISA Affiliate that the PBGC has instituted proceedings to terminate such Plan or to appoint a trustee to administer such Plan;

          (d) A statement from the chief financial officer of either Company, as applicable, describing any event or condition which might constitute grounds under SECTION 4042 of ERISA for the termination of any Plan or for the appointment of a trustee to administer any Plan, within 10 Business Days after either Company knows or has reason to know such event or condition exists; and

          (e) Within 10 Business Days after receipt thereof by either Company or any ERISA Affiliate of either Company, a copy of any notice concerning the imposition of any withdrawal liability under SECTION 4202 of ERISA.

     6.15. BENEFIT PLAN OBLIGATIONS. Each Company shall reduce future contributions or benefits to each Plan if and to the extent necessary to avoid the occurrence of a Default under this agreement, to the extent that reduction may be effected without causing a default under such Plan or a "PARTIAL TERMINATION", as that term is used in SECTION 411(D) of the Code and the regulations promulgated pursuant thereto, and without causing the Plan to become disqualified or violating the provisions of ERISA.

     6.16. APPRAISALS. Each Company shall promptly (i) permit any Lender's authorized representatives to discuss with Borrower's officers or with the appraisers furnishing appraisals concerning Mortgage Collateral the procedures for preparation, review, and retention of -- and to review and obtain copies of -- the appraisals, and (ii) upon any Lender's request, cooperate with it to ascertain that the appraisals comply with CHAPTER 34A of TITLE 12 of the UNITED STATES CODE, as hereafter amended, and any regulations promulgated thereunder.


SECTION 7. NEGATIVE COVENANTS. Until the Commitments are all terminated and the obligations are paid and performed in full, the Companies shall comply with the following:

     7.1. NO MERGER. (a) Neither Company may merge or consolidate with or into any corporation except as follows:

          (i) any merger solely for the purpose of accomplishing a re-incorporation in another jurisdiction;

          (ii)  either Company may merge into the other;

          (iii) any subsidiary of either Company may merge into either
     Company.

     7.2. INDEBTEDNESS. Neither Company may directly or indirectly create, incur, or suffer to exist any Indebtedness EXCEPT present and future Indebtedness that is or arises under:

          (a)  The Senior Obligations;

          (b)  The Intercompany Note;

          (c) Indebtedness owed by Guarantor to Ryland Group that never exceeds $50,000,000 principal amount, is unsecured, and is subordinated to the Senior Obligations pursuant to the terms of the Demand Promissory Note, dated November 25, 1992, executed by Guarantor and payable to the order of Ryland Group, in form and substance satisfactory to Agent;

          (d) Guaranties of an Affiliate's Indebtedness so long as, if the guaranty is for more than $2,500,000 of Indebtedness, the Company to be obligated first gives to Agent at least ten days notice of the proposed guaranty;

          (e)  Repurchase and reverse repurchase agreements;

          (f) Letters of credit never in total face amount of more than $15,000,000 used solely either to (i) replace cash on deposit with any bond trustee or (ii) support master servicing agreements;

          (g) Indebtedness -- used solely to fund on an overnight basis either Company's California wholesale operations -- that is unsecured and never exceeds $5,000,000 principal amount;

          (h) Other Indebtedness of Guarantor that (i) is unsecured, (ii) never exceeds $100,000,000, (iii) is subordinated to the Senior Obligations upon terms satisfactory to Determining Lenders, and (iv) may not have a maturity (or sinking fund provision) earlier than the Termination Date;

          (i) Other Indebtedness of the Companies incurred after the date of this agreement that never exceeds $5,000,000 for both of them together;

          (j) Other Indebtedness if first approved in writing by all Lenders; and

09/30/93
          (K) INDEBTEDNESS OWED BY GUARANTOR (I) TO A PERSON APPROVED BY AGENT (II) FOR THE PURPOSE OF FINANCING THE REDEMPTION OF BONDS ISSUED BY A SPECIAL PURPOSE SUBSIDIARY OF RYLAND GROUP, (III) THAT NEVER EXCEEDS $60,000,000 PRINCIPAL AMOUNT AT ANY ONE TIME, AND (IV) WHICH SHALL NOT BE OUTSTANDING FOR MORE THAN 21 CONSECUTIVE BUSINESS DAYS AT ANY ONE TIME; AND

11/22/93
          (L)  INVESTMENT FACILITIES.

     7.3. FISCAL YEAR ACCOUNTING. Neither Company may change its fiscal year nor use any accounting method other than GAAP.

     7.4. LIQUIDATIONS, CONSOLIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Neither Company may dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of its Property or business, EXCEPT sales or other dispositions by Guarantor, in the ordinary course of its business, of (a) subject to SECTION 8.4, part of its Servicing Portfolio, or (b) subject to SECTION 3.5(B), Mortgage Notes or Mortgage-Backed Securities that are Collateral, or (c) Mortgage Notes or Mortgage-Backed Securities that are not Collateral.

     7.5. LOANS, ADVANCES, AND INVESTMENTS. Neither Company may make or hold any loan (other than loans made in the ordinary course of its business as a mortgage company), advance, or capital contribution to, or investment in (including any investment in any Subsidiary) or purchase or otherwise acquire any of the capital stock, securities, or evidences of indebtedness of, any Person (collectively, "INVESTMENTS"), or otherwise acquire any interest in, or control of, another Person, except for the following:

          (a) Investments having a maturity of one year or less in commercial paper given the highest rating by a nationally recognized credit rating agency; United States governmental obligations having maturities of one year or less; certificates of deposit, bankers acceptances and repurchase agreements issued by a Lender or any commercial bank having a combined capital and surplus in excess of $250,000,000, and a rating of C or better by Thompson Bank Watch, Inc.;

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


          (b) Any acquisition of securities or evidences of indebtedness of others when acquired by either Company in settlement of accounts receivable or other debts arising in the ordinary course of business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the Companies' financial condition taken as a whole;

          (c) The acquisition of Servicing Rights (including rights to service multi-family dwelling mortgage loans and pools of multi-family dwelling mortgage loans for purposes of this SECTION 7.5 only), Mortgage-Backed Securities, and Mortgage Notes in the ordinary course of business, and purchases of the stock, or assets of any persons conducting a mortgage servicing business;

          (d) Eurodollar Investments with any Lender or financial institutions that have (i) combined capital, surplus, and undivided profits of not less than U.S. $100,000,000, and (ii) a Moody's Investors Service, Inc. or Standard & Poor's Corporation commercial paper rating of at least P-1 or A-1 or (if it does not have a commercial paper rating) a bond rating of at least A-1 or A-, respectively;

          (e) Investments in joint ventures by Guarantor with homebuilders and realtors, for the purpose of originating residential mortgage loans which do not in the aggregate exceed $5,000,000 at any one time;

          (f) Advances or loans by either Company, other than in the ordinary course of business, to its officers or employees in an aggregate principal amount outstanding at any one time not in excess of $500,000;

          (g)  Loans or advances to Ryland Group up to $50,000,000; PROVIDED
     THAT:

               (i) no Default may exist at the time of, or as a result of, any such loan or advance;

               (ii) no default by Ryland Group in respect of any material indebtedness may exist at the time of, or would occur as a result of, any such loan or advance;

               (iii) if the total of those loans and advances in any fiscal quarter ending after the date of this agreement exceeds 50% of Guarantor's Net Worth for then-preceding fiscal quarter, then that excess (A) is deducted from Guarantor's Net Worth for purposes of this agreement, and (B) must be repaid upon the EARLIER of three Business Days from the date of that loan or advance AND the last Business Day of the fiscal quarter;

          (h) Extensions of trade credit and other payables in the ordinary course of business;

          (i) Loans and advances to employees of Guarantor or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

          (j) Investments by Guarantor in any of its present or future Subsidiaries or investments by any such Subsidiary in Guarantor or in any other such Subsidiary;

          (k)  Extensions of credit under the Intercompany Note; and

          (l) Acquisitions by Guarantor of Mortgage-Backed Securities and mortgage-backed securities issued by any Subsidiary of Guarantor resulting from Guarantor's exercise of call rights with respect to such Mortgage-Backed Securities or mortgage-backed securities.

     7.6. USE OF PROCEEDS; MARGIN STOCK. Neither Company may permit the proceeds of the Advances to be used for any purpose other than those permitted by SECTION 6.11. Neither the proceeds of any Advance nor the proceeds of the intercompany loans evidenced by the Intercompany Note shall be used (a) for the funding or acquisition of construction or commercial loans, or (b) for the purpose of purchasing or carrying any "MARGIN STOCK" as defined in Regulation U, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "PURPOSE CREDIT" within the meaning of Regulation U. Neither the Companies, nor any Person acting on behalf of the Companies shall take any action in violation of Regulation U or Regulation X or shall violate SECTION 7 of the SECURITIES EXCHANGE ACT OF 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     7.7. COLLATERAL MATTERS.  Neither Company may:

          (a) Relocate its principal office, chief executive office, or principal place of business or change its corporate name or name under which its is doing business without first (i) giving Agent 30 days prior written notice of the proposed relocation or change and (ii) executing and delivering all additional documents and performing all additional acts as Agent, in its sole discretion, may request in order to continue or maintain the existence and priority of the Liens intended to be created under the Loan Documents in favor of Agent for the benefit of Lenders.

          (b) Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any Mortgage Collateral, or release any Mortgage securing or underlying any Mortgage Collateral;

          (c) Agree to the amendment or termination of any Take-Out Commitment in which Agent has a Lien or to the substitution of a Take-Out Commitment for a Take-Out Commitment in which Agent has a Lien hereunder, if that amendment, termination or substitution may reasonably be expected (as determined by Agent in its discretion) to have a Material Adverse Effect;

          (d) Transfer, sell, assign, or deliver any Mortgage Collateral pledged to Agent to any Person other than Agent, except pursuant to SEC-TION 3.5; or

          (e) Grant, create, incur, assume, permit, or suffer to exist any Lien upon any Collateral except for Liens granted to Agent to secure the Notes and Obligations and any non-consensual Liens as may be deemed to arise as a matter of law pursuant to any Take-Out Commitment.

     7.8. DIVIDENDS. Neither Company may pay or declare any Dividend on its capital stock during any fiscal year if, immediately after giving effect to it, the total Dividends paid and Dividends declared but not paid during that year exceed the SUM of (a) its Net Income for the portion of that fiscal year through the date that the Dividend is paid or declared, as the case may be, plus the amount of any cash or cash-equivalent capital contribution made to such Company in such portion of that fiscal year, plus (b) the remainder of its Net Income for the preceding fiscal year plus the amount of any cash or cash-equivalent capital contributions made to such Company in the preceding fiscal year minus Dividends paid and Dividends declared but not paid during that fiscal year (OTHER THAN Dividends paid and Dividends declared but not paid during that preceding fiscal year, as permitted under this section because of its remaining Net Income for the fiscal year before that fiscal year).

     7.9. LIENS. Neither Company may directly or indirectly create, incur, or suffer to exist any Lien on any of its Property EXCEPT:

          (a)  Present and future Liens securing the Obligations;

          (b) Present and future Liens on the stock of RMC Asset Management Company arising under the NationsBank Agreement;

          (c) Present and future Liens granted on, or in the nature of a sale subject to, an obligation to repurchase Mortgage-Backed Securities;

          (d) Present and future Liens on all but at least $1,000,000,000 of unpaid principal balance of Guarantor's Servicing Portfolio;

          (e) Present and future Liens securing the Indebtedness under the NationsBank Agreement but covering only the present and future collateral that is described in that agreement as of the date of this agreement and not covering any of the Collateral;

          (f) Present and future Liens securing the Indebtedness under the Bank One Investment Facility but covering only the present and future collateral described in that agreement as of the date of this agreement and not covering any of the Collateral;

09/30/93
          (G) PRESENT AND FUTURE LIENS SECURING THE INDEBTEDNESS PERMITTED UNDER SECTION 7.2(E), (F), (I), AND (K); THAT DO NOT COVER ANY OF THE COLLATERAL; AND

          (h) Other present and future Liens that secure Indebtedness that never exceeds $10,000,000 total in principal amount and do not cover any of the Collateral.

     7.10. RELATED PARTY TRANSACTION. Neither Company may enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this agreement, or is in the ordinary course of the Company's business, or is upon fair and reasonable terms no less favorable to the Company than it would obtain in a comparable arms- length transaction with a Person not an Affiliate.


SECTION 8. FINANCIAL COVENANTS. The Companies jointly and severally agree to comply with the covenants contained in this SECTION 8, from the date of this agreement and for so long as any part of the Obligations or any Commitment is outstanding:

     8.1. NET WORTH. Borrower's Net Worth may not be less than $1,000,000 as of the end of any quarter in Borrower's fiscal year.

     8.2. ADJUSTED TANGIBLE NET WORTH. Guarantor's Adjusted Tangible Net Worth may not be less than $70,000,000 as of the end of any quarter in Guarantor's fiscal year.

     8.3. TOTAL LIABILITIES TO ADJUSTED TANGIBLE NET WORTH RATIO. The ratio of Guarantor's Total Liabilities to Guarantor's Adjusted Tangible Net Worth may not be more than 8.0 to 1.0 as of the end of any quarter in Guarantor's fiscal year.

     8.4. MINIMUM SERVICING PORTFOLIO. The unpaid principal balance of Guarantor's Servicing Portfolio shall not be less than $2,500,000,000 at any time, PROVIDED THAT Guarantor may be permitted to sell portions of its Servicing Portfolio and thereby reduce the unpaid principal balance of its Servicing Portfolio to an amount less than $2,500,000,000 (but in no event less than $1,500,000,000), if (a) Guarantor has given Agent and Lenders
15 days prior written notice of its intent to sell such portion and (b) the proceeds of that sale are necessary to allow Guarantor to make payments under the NationsBank Agreement.

     8.5. MINIMUM NET WORTH. Guarantor's Net Worth may not be less than $50,000,000 as of the end of any quarter in Guarantor's fiscal year.

     8.6. NET INCOME PLUS NON-CASH CHARGES. The SUM of Guarantor's Net Income PLUS all non-cash charges (including depreciation and amortization) must be greater than $1.00 for Guarantor's current fiscal year and for each fiscal year of Guarantor thereafter.

     8.7. NET INCOME. Borrower's Net Income must be greater than $1.00 for Borrower's current fiscal year and for each fiscal year of Borrower thereafter.


SECTION 9.     DEFAULTS AND REMEDIES.

     9.1. NATURE OF EVENT. As used in this agreement, "DEFAULT" means the occurrence of any one or more of the following:

          (a) Borrower fails to make any payment of principal on any Note within one Business Day of the date that payment is due, or Borrower fails to make any payment of interest on any Note or any fee, expense, or other amount due under this agreement, under any Note or Pricing Agreement, or under any Security Instrument within three Business Days of the date that payment is due;

          (b) Either Company fails to duly observe and perform any of the other covenants or agreements contained in this agreement or any of the other Loan Documents, and that failure continues for a period of 15 days after either Company first knows of that failure;

          (c) Any material statement, warranty, or representation by or on behalf of either Company or Ryland Group contained in this agreement, the Notes, or any other Loan Document or any Credit Request or Collateral Delivery Notification, officer's certificate or other writing (other than financial projections) authored by either Company or Ryland Group and furnished in connection with this agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made;

          (d) Borrower, Guarantor, or Ryland Group fails to make within any applicable grace period any payment on any other Indebtedness with an unpaid principal balance of over $500,000 in the case of Borrower, $1,000,000 in the case of Guarantor, or $20,000,000 in the case of Ryland Group (and, in the case of any such Indebtedness arising with respect to a letter of credit issued for the account of Guarantor or Borrower, such failure continues for a period of 90 days from the date such payment is due); or any event or condition occurs under any provision contained in any document or agreement evidencing, governing, securing, or relating to any such Indebtedness (or any other material breach or default under any such document or agreement occurs) if as a result thereof, any such Indebtedness becomes due (other than by regularly scheduled payments) prior to its stated maturity; or any of the foregoing occurs with respect to any Indebtedness of Borrower, Guarantor, or Ryland Group with unpaid principal balances exceeding, in the aggregate, $2,500,000 in the case of Borrower, $5,000,000 in the case of Guarantor, or $20,000,000 in the case of Ryland Group; PROVIDED, however, that the cure of any such default under any such other Indebtedness, or the waiver of any such default by the holder of such Indebtedness, shall cure or constitute a waiver of the Default under this agreement, and provided further that the provisions of this SECTION 9.1(D) do not apply to any Indebtedness which is nonrecourse to Borrower, Guarantor, or Ryland Group;

          (e) Either Company or Ryland Group shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors (other than non-recourse debt obligations);

          (f) Either Company or Ryland Group shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of it or of all or a substantial part of its assets,
     (ii) file a voluntary petition in bankruptcy, (iii) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Laws, (iv) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or (v) take any action for the purpose of effecting any of the foregoing;

          (g) An involuntary petition or complaint shall be filed against either Company or Ryland Group seeking bankruptcy or reorganization of that Person or the appointment of a receiver, custodian, trustee, intervenor, or liquidator of that Person or all or substantially all of its assets, and such petition or complaint shall not have been dismissed, within sixty days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of that Person or appointing a receiver, custodian, trustee, intervenor, or liquidator of, that Person or of all or substantially all of its assets;

          (h) Either Company or Ryland Group shall fail within 30 days to appeal, pay, bond, or otherwise discharge any final judgments or orders for payment of money which (after subtracting from the amount of such judgment or order the amount of any insurance coverage) exceed $1,000,000 in the case of Borrower or Guarantor, or $5,000,000 individually in the case of Ryland Group, or $5,000,000 in the aggregate in the case of Borrower or Guarantor, or $15,000,000 in the aggregate in the case of Ryland Group;

          (i) Any Person shall levy on, seize, or attach all or any material portion of the assets of either Company or Ryland Group and within 30 days thereafter neither Company shall have dissolved such levy or attachment, as the case may be, and, if applicable, regained possession of such seized assets;

          (j) A Reportable Event or Prohibited Transaction shall have occurred with respect to a Plan resulting in a liability which has a Material Adverse Effect;

          (k) A notice of intent to terminate a Plan under a "DISTRESS TERMINATION" as described in SECTION 4041(C) of ERISA shall be filed resulting in a liability which has a Material Adverse Effect;

          (l) The Plan administrator or either Company shall receive a notice that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan, which is reasonably likely to result in a liability which has a Material Adverse Effect;

          (m) Either Company or any of their ERISA Affiliates shall withdraw from a multiemployer Plan, which withdrawal is reasonably likely to result in a liability which has a Material Adverse Effect;

          (n) Any material provision of this agreement, any Note, or any other Loan Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part, or the validity or enforceability of any such document shall be challenged or denied by either Company;

          (o) Any change in the ownership of either Company shall occur, the result of which is that Borrower ceases to be directly or indirectly wholly beneficially owned by Guarantor, or Guarantor ceases to be directly or indirectly wholly beneficially owned by Ryland Group;

          (p) Guarantor shall fail to meet any GNMA seller or servicing standard or requirement which results in a Material Adverse Effect, or GNMA shall revoke or terminate Guarantor's right to service for GNMA, or GNMA shall issue a letter of extinguishment under any GNMA guaranty agreement; or

          (q) Guarantor shall cease to be an eligible issuer or servicer under any FNMA or FHLMC guide, or FNMA or FHLMC shall impose any sanctions upon Guarantor resulting in a Material Adverse Effect, or FNMA or FHLMC shall terminate or revoke Guarantor's right to service for FNMA or FHLMC, or FNMA or FHLMC shall initiate any transfer of servicing from Guarantor to another Person other than in the ordinary course of business.

     9.2. REMEDIES.

          (a)  Upon the occurrence of a Default described in SECTION 9.1(E),
     (F), (G), or (O), the commitments of Lenders to lend hereunder shall be terminated and the outstanding Loan, and the accrued and unpaid interest thereon, and the other Obligations shall automatically become due and payable, without presentment, demand, notice of default, notice of acceleration, or other requirements of any kind, all of which are expressly waived by the Companies.

          (b)  While a Default exists -- other than those described in
     SECTION 9.1(E), (F), (G), or (O) -- and regardless of whether any one or more Lenders have waived that Default as to themselves, upon prior written notice to Agent, Lenders, and the Companies, any Lender may terminate its Commitment as of the date provided in that notice. No termination by any Lender shall be effective unless and until Lenders have complied with the provisions of
     SECTION 2.8(A). Upon that Lender's termination, it may reduce any claim in respect of its Note to judgment and the outstanding portion of the Loan owed to that Lender and the accrued and unpaid interest thereon shall automatically become due and payable, without presentment, demand, notice of default, notice of acceleration, or other requirements of any kind, all of which are expressly waived by the Companies.

          (c) While a Default exists (other than those described in SECTION 9.1(E), (F), (G), or (O)), Agent shall, upon the direction of Determining Lenders, declare the Loan, the accrued and unpaid interest thereon, and all other Obligations, or any part thereof, to be immediately due and payable, whereupon they shall be due and payable, and the commitments of Lenders to lend under this agreement shall be automatically terminated.

          (d) Following the termination of the commitments of Lenders to lend under this agreement, and upon the acceleration of the Obligations, Agent may, and at the direction of Determining Lenders shall, do any one or more of the following:

               (i)  Reduce any claim to judgment;

               (ii) Foreclose upon or otherwise enforce any Liens on Collateral in favor of Agent for the benefit of Lenders;

               (iii) Notify all obligors of Collateral serviced by either Company and all servicers of other Collateral that the Collateral has been assigned to Agent and that all payments thereon are to be made directly to Agent or any other party as may be designated by Agent; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral by any obligor, servicer or any Investor of any portion of the Collateral, on terms acceptable to Agent; enforce payment and prosecute any action or proceeding with respect to any and all Collateral and where any such Collateral is in default, foreclose on and enforce liens in such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure;

               (iv) Act, or contract with a third party to act, as servicer of each item of Collateral serviced by either Company and perform all obligations required in connection with Take-Out Commitments;

               (v) Exercise all rights and remedies of a secured creditor under the TEXAS BUSINESS & COMMERCE CODE, including without limitation selling the Collateral at public or private sale, including sale pursuant to any applicable Take-Out Commitment. To the extent that applicable law requires that either Company receive notice of or prior to any such sale (or any other disposition of Collateral) the Companies agree that 10 days notice shall be reasonable notice. At any sale or other disposition, the Collateral may be sold or disposed of as an entirety or in separate parts, as Agent may determine. Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and that sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Agent until the selling price is paid by the purchaser thereof, but Agent shall not incur any liability in case of the failure of that purchaser to take up and pay for the Collateral so sold and, in case of any such failure, that Collateral may again be sold upon like notice. Agent may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose on and sell the Collateral or any portion of the Collateral under a judgment or decree of a court or courts of competent jurisdiction, or both; and

               (vi) Exercise, any other rights, remedies, and privileges in this agreement or provided at law or otherwise that Determining Lenders may direct.

     Should any Default be continuing which, in Agent's opinion, materially and adversely affects the Collateral or the interests of the Lenders under this agreement, Agent may, in a notice to the Lenders of that Default set forth one or more actions that Agent, in its opinion, believes should be taken. Unless otherwise directed by Determining Lenders (excluding the Lender serving as agent hereunder) within ten days following the date of the notice setting forth the proposed action or actions, Agent may, but shall not be obligated to, take the action or actions set forth in that notice.

     9.3. RIGHT OF OFFSET. The Companies hereby grant to Agent and to each Lender a right of offset, to secure the repayment of the Obligations, upon any and all monies, securities, or other property of the Companies, and the proceeds therefrom now or hereafter held or received by or in transit to Agent or such Lender from or for the account of the Companies, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special, time or demand, provisional, or final) and credits of the Companies, and any and all claims of the Companies against Agent or such Lender, at any time existing. Upon the occurrence of any Default, Agent and each Lender is hereby authorized at any time and from time to time, without notice to either Company, to offset, appropriate, and apply any and all items hereinabove referred to against the Obligations, subject to SECTION 2.8. Notwithstanding anything in this section or elsewhere in this agreement to the contrary, neither Agent nor any other Lender shall have any right to offset, appropriate, or apply any accounts of the Companies which consist of escrowed funds (except and to the extent of any beneficial interest which the Companies have in such escrowed funds) which have been so identified by either Company in writing at the time of deposit thereof.

     9.4. PRIVATE SALES. Agent shall incur no liability as a result of the sale of the Collateral, or any part of the Collateral, at any private sale made in a commercially reasonable manner. The Companies hereby waive any claims either of them may have against Agent arising because the price at which the Collateral may have been sold at that private sale was less than the price which might have been obtained at a public sale or was less than the Obligations.

     9.5. WAIVERS. The Companies waive any right to require Agent to (a) proceed against any Person, (b) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (c) pursue any other remedy in its power. Agent shall not be required to take any steps necessary to preserve any rights of either Company against any Person from which either Company purchased any Mortgages, Mortgage Notes, or Mortgage-Backed Securities, or to preserve rights against prior parties. The Companies and each surety, endorser, guarantor, pledgor,


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

and other party ever liable or whose Property is ever liable for payment of any of the Obligations jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their or their Property's liability with respect to the Obligations, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligations, by any indulgence, or by any release or change in any security for the payment of the Obligations, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number thereof.

     9.6 PERFORMANCE BY AGENT. Should any covenant, duty, or agreement of either Company fail to be performed in accordance with the terms of this agreement or of any document delivered under this agreement, Agent may, at its option, after notice to Borrower or Guarantor, as the case may be, perform, or attempt to perform, such covenant, duty, or agreement on behalf of that Company and shall notify each Lender that it has done so. In such event, the Companies shall jointly and severally, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to Agent at its principal place of business, together with interest thereon at the Maximum Rate from the date of such expenditure by Agent until paid. Notwithstanding the foregoing, it is expressly understood that Agent does not assume and shall never have, except by express written consent of Agent, any liability or responsibility for the performance of any duties of either Company under this agreement or under any other document delivered under this agreement.

     9.7. NO RESPONSIBILITY. Except in the case of fraud, gross negligence, or willful misconduct, Agent nor any of its officers, directors, employees, or attorneys shall assume, and shall ever have any liability or responsibility for, any diminution in the value of the Collateral or any part of the Collateral.

     9.8. NO WAIVER. The acceptance by Agent or any Lender at any time and from time to time of partial payment or performance by either Company of any of their respective obligations under this agreement or under any Loan Document shall not be deemed to be a waiver of any Default then existing. No waiver by Agent or any Lender shall be deemed to be a waiver of any other then existing or subsequent Default. No delay or omission by Agent or any Lender in exercising any right under this agreement or under any other document required to be executed under or in connection with this agreement shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under this agreement or otherwise.

     9.9. CUMULATIVE RIGHTS. All rights available to Agent and the Lenders under this agreement or under any other document delivered under this agreement shall be cumulative of and in addition to all other rights granted to Agent and the Lenders at law or in equity, whether or not the Notes be due and payable and whether or not Agent shall have instituted any suit for collection, foreclosure, or other action in connection with this agreement or any other document delivered under this agreement.

     9.10.     APPLICATION OF PAYMENTS AND PROCEEDS.

          (a) While a Default exists, all payments and proceeds -- whether voluntary, involuntary, through the exercise of any right of set-off or other right, realization against any Collateral, or otherwise -- shall be applied in the following order:

               (i) All costs and expenses incurred by Agent in connection with its duties under the Loan Documents, including, without limitation, fees and expenses paid by

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

          Agent to any servicing companies retained by Agent to assist it in servicing any Collateral required to be serviced, to any attorneys, or to any agents.

               (ii) Accrued and unpaid interest on the Loan, to be applied in the proportion that the amount of interest owed to each Lender bears to the total of all interest owed to all Lenders.

               (iii) If all the Commitments are not then terminated, the portion of the Loan owed to each Terminating Lender, to be applied in the proportion that each Terminating Lender's portion of the Loan bears to the total portions of the Loan owed to all Terminating Lenders.

               (iv) The Loan, to be applied based upon each Lender's Loan Percentage.

               (v) All costs and expenses incurred by any Lender in connection with the Loan Documents, to be applied in the proportion that each Lender's share of those costs and expenses bears to the total of those costs and expenses for all Lenders.

               (vi) All other portions of the Obligations, to be applied in the proportion that each Lender's share of those amounts bears to the total of those amounts for all Lenders.

               (vii) Either (A) to Guarantor or to its successors or assigns, or (B) as a court of competent jurisdiction may direct.

          (b) Upon Agent's request, each Lender shall provide to Agent that Lender's certificate as to any amounts owed to it under (i) CLAUSE
     (A)(II) above, OTHER THAN interest payments accompanied by a Payment Direction and interest at the Default Rate, and (ii) CLAUSES (A)(V), and
     (VI) above -- which certificate shall be conclusive absent manifest error. Agent shall distribute payments and proceeds to Lenders under those clauses based upon the certificates it receives. If a Lender fails to provide to Agent any certificate within three Business Days after the request, Agent may continue to distribute payments and proceeds in the order in SECTION 9.10(A) above without regard to amounts that may be owed to that Lender for which that certificate was requested until Agent receives that certificate.

          (c) If the proceeds of any sale or exercise of any rights are insufficient to satisfy the full Obligations, then the Companies shall remain liable jointly and severally for any deficiency.

     9.11. RIGHTS OF INDIVIDUAL LENDERS. No Lender shall have any right by virtue, or by availing itself, of any provision of this agreement to institute any action or proceedings at law or in equity or otherwise (excluding any actions in bankruptcy and any actions authorized by SECTION 9.2(B)), upon or under or with respect to this agreement, or for the appointment of a receiver, or for any other remedy under this agreement, unless the Determining Lenders previously shall have given to Agent written notice of a Default and of the continuance thereof and made written request upon Agent to institute such action or proceedings in its own name as Agent and shall have offered to Agent reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and Agent, for 10 business days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been

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

given to Agent by Determining Lenders; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and Agent, that no one or more holders of Notes shall have any right in any manner whatever by virtue, or by availing itself, of any provision of this agreement to affect, disturb or prejudice the rights of any other Lenders, or to obtain or seek to obtain priority over or preference to any other such Lender, or to enforce any right under this agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Lenders. For the protection and enforcement of the provisions of this SECTION 9.11, each and every Lender and Agent shall be entitled to such relief as can be given either at law or in equity.

     9.12. NOTICE TO AGENT. Should any Default or Potential Default occur and be continuing, any Lender having actual knowledge thereof shall notify Agent and the Companies of the existence thereof, but the failure of any Lender to provide that notice shall not prejudice that Lender's rights under this agreement.

     9.13. COSTS. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Agent or any Lender in the exercise of any right or remedy (including, without limitation, any effort to collect or enforce any Note) provided in this agreement shall be payable to Agent or such Lender, as the case may be, on demand, shall become part of the Obligations, and shall bear interest, at a rate equal to the LESSER of the Maximum Rate AND the Federal Funds Rate (as defined in the Notes) plus 6%, from the date paid by Agent or any Lender until the date repaid by either Company.


SECTION 10.  AGENT.

     10.1.     AUTHORIZATION AND ACTION.

          (a) Each Lender hereby appoints Bank One, Texas, N.A., as Agent, in its name and on its behalf, to (i) receive all documents and items to be furnished to it under this agreement; (ii) act as Agent for and on its behalf in and under all of the Loan Documents (other than the Notes); (iii) arrange the means of distributing the funds to be provided to Borrower and to each Lender; (iv) distribute to Lenders information, requests, payments, prepayments, documents, and items received from Borrower, Guarantor and others under this agreement; and (v) deliver to the Companies and others (as is appropriate) requests, demands, approvals, and consents received from each Lender; PROVIDED THAT the Companies shall forward directly to each Lender all reports (financial or otherwise) required to be furnished to each Lender by the Companies, under this agreement. Each Lender recognizes and understands that, if Agent exercises the remedies provided under SECTION 9 and Agent does not have adequate facilities (and Agent shall have no obligation to develop adequate facilities) to service any Collateral required to be serviced, it will be necessary for Agent to contract with a third party to service such Collateral, and the fees paid for such services will be a prior charge against the Collateral pursuant to SECTION 9.10(A)(I). As to any matter not expressly provided for by this agreement (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Determining Lenders; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this agreement or applicable law. Agent agrees to give to each

     Lender prompt notice of (a) each notice given to it by either Company under this agreement, and (b) its approval of any Person as an Investor.

          (b) In conjunction with SECTION 10.1(A), Agent shall collect, as agent for each of the Lenders, (i) all principal payments of or on account of the aggregate outstanding Advances owing to such Lender and
     (ii) after a Default, all interest on the Note held by such Lender plus all other amounts due to such Lender on account of the Obligations under this agreement. After a Default, each of the Lenders shall advise Agent upon the request of Agent of the rate of interest such Lender is charging Borrower pursuant to each Lender's Note and Pricing Agreement. To the extent any Lender charges interest in excess of the Maximum Rate, that Lender hereby indemnifies Agent and holds it harmless from and against any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by Agent in any way relating thereto.

     10.2. AGENT'S RELIANCE, ETC. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this agreement, except for its or their own gross negligence or willful misconduct, except as otherwise set forth in SECTION 10.7 when acting in its capacity as Custodian. Without limitation of the generality of the foregoing, Agent (a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this agreement on the part of the Companies or to inspect the Property (including the books and records) of the Companies (except as specifically set forth in SECTION 10.7); (d) shall not be responsible to any Lender for the due execution (by any party hereto other than Agent), legality, validity, enforceability, genuineness, sufficiency or value of this agreement or any other instrument or document furnished pursuant hereto (except as specifically set forth in SECTION 10.7); and (e) shall incur no liability under or in respect of this agreement by acting in accordance with this agreement upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. Agent shall not be compelled to do any act or to take any action toward the execution or enforcement of the powers hereby created, or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against any and all loss, cost, liability, and expense it may incur. Subject to the foregoing limitations and to any direction of the Determining Lenders to take action in accordance with SECTION 9, Agent shall perform the duties imposed upon it under this agreement with respect to the Collateral with the same amount of diligence and using the same amount of judgment and discretion as if Agent were acting solely for its own account, and, in connection therewith, Agent is hereby authorized (a) to settle, compromise, and release claims against the makers of, and any Person obligated with respect to, any Collateral, (b) to foreclose on, and enforce security interests in, any Collateral or Property secured thereby, (c) to sell Collateral and Property acquired as the result of foreclosure under this agreement and the Security Instruments, and
(d) to do all other acts and things as Agent, in its sole discretion, may deem necessary or appropriate to protect the rights and interests of itself and the Lenders and to realize the benefits of the Collateral.

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


     10.3. AGENT AND AFFILIATES. With respect to its Commitment, the Advances made by it and the Note issued to it, Bank One, Texas, N.A. shall have the same rights and power under this agreement as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Bank One, Texas, N.A. in its individual capacity. Bank One, Texas, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Companies or any of their respective Subsidiaries and any Person who may do business with or own securities of Borrower or any such Subsidiary, all as if Bank One, Texas, N.A. were not Agent and without any duty to account therefor to Lenders. Each Lender and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Companies or any of their respective Subsidiaries and any Person who may do business with or own securities of Borrower or any such Subsidiary, all as if each Lender were not a Lender under this agreement and without any duty to account therefor to any other Lender.

     10.4. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in SECTION 5.8 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this agreement.

     10.5. INDEMNIFICATION. Lenders agree to indemnify Agent severally and not jointly (to the extent not reimbursed by Borrower or Guarantor), ratably according to their Loan Percentages (or if no Notes are at the time outstanding, ratably according to the ratio of each Lender's Commitment to the total Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this agreement or any action taken or omitted by Agent under this agreement, PROVIDED THAT no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct (or, with respect to Agent's duties as Custodian, such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Custodian's negligence or willful misconduct). Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this agreement, to the extent that Agent is not reimbursed for such expenses by the Companies. After such amounts have been imposed upon or incurred by any Lender, such amounts shall be payable upon demand and shall bear interest, from the date of demand until paid, at a fluctuating interest rate per annum equal for each day during such period to the Federal-Funds Rate.

     10.6. SUCCESSOR AGENT. Agent may resign at any time by giving written notice to Lenders and the Companies and may be removed at any time with or without cause by Determining Lenders other than Agent. Any resignation of Agent will become effective upon the appointment of a successor. Upon any such resignation or removal, Determining Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lenders, and shall have accepted that appointment, within 30 days after the retiring Agent's giving of notice of resignation or Lenders' removal of the

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

retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a commercial or savings bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. No resignation or removal of Agent shall become effective until a successor agent is appointed pursuant to the provisions of, and has accepted the appointment as provided in, this SECTION 10.6. Any successor agent appointed as provided in this
SECTION 10.6 shall execute and deliver to the Companies and their predecessor agent an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor agent shall become effective and that successor agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of its predecessor under this agreement, with like effect as if originally named as Agent; but, nevertheless, on the written request of Borrower or of the successor agent, Agent ceasing to act shall execute and deliver an instrument transferring to that successor agent all the rights of Agent so ceasing to act and shall execute and deliver to that successor agent such instruments as are necessary (including assignments of all Collateral and Security Instruments) to transfer the Collateral to that successor agent. Upon request of any successor agent, the Companies shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to that successor agent all such rights. No successor agent shall accept appointment as provided in this section unless at the time of such acceptance that successor agent shall be eligible under the provisions of this SECTION 10.6. Any Person into which Agent may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion, or consolidation to which Agent shall be a party, or any Person succeeding to the corporate trust business of Agent, shall be the successor Agent under this agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. After any retiring Agent's resignation or removal as Agent, the provisions of this SECTION 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this agreement.

     10.7. AGENT AS CUSTODIAN. Each Lender hereby appoints Agent to act as Custodian to take such action as Custodian on its behalf and to exercise such powers under this agreement as are delegated to the Custodian by the terms hereof, together with such powers as are reasonably incidental thereto. Custodian's duties hereunder shall include (a) review of the Collateral delivered to Custodian and verification that such Collateral meets the definitional requirements for such Collateral set forth in this agreement and that such Collateral meets the requirements of SECTION 3.3, (b) storage of such Collateral in an area standard in the industry or other area as requested by Lenders, (c) determination of the value of such Collateral, on a daily basis, (d) preparation of periodic reports whenever required by any Lender regarding the status of such Collateral, and (e) release of such Collateral in accordance with the terms of SECTION 3.5 or SECTION 3.6. Neither Agent acting in its capacity as Custodian nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this agreement, except for its or their own negligence or willful misconduct. Custodian shall incur no liability under or in respect of this agreement by acting in accordance with this agreement upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.


SECTION 11. INDEMNIFICATION. In consideration of Lender's Commitments, the Companies jointly and severally agree to indemnify and defend each Lender and any Person deemed to control any Lender and their respective directors, officers, agents, and employees from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, deficiencies, interest, judgments, costs, or expenses (including but not limited to reasonable attorneys' fees) incurred by any of them -- including,

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

without limitation, those resulting from or based upon ORDINARY NEGLIGENCE of any of them -- arising from or because of (a) any investigation, litigation, or other proceeding brought or threatened in connection with any Loan Document or the transactions contemplated by the Loan Documents, including, without limitation, any use by Borrower of the proceeds of Borrowings or by Guarantor of the proceeds of advances under the Intercompany Note, (b) any impoundment, attachment, or retention of any Mortgage Collateral or any failure of any Investor to pay the entire purchase price of any Mortgage Collateral under any Take-Out Commitment, (c) any alleged violation of any federal or state law relating to usury in connection with any Mortgage Collateral, and (d) any representation made by either Company under any Loan Document; PROVIDED THAT this section may not be construed to apply to any indemnitee's own gross negligence, willful misconduct, or fraud. The Companies shall provide indemnification and defense under this section upon written request by Agent or any Lender.


SECTION 12.  MISCELLANEOUS.

     12.1. HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

     12.2. NONBUSINESS DAYS; TIME. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR-Rate Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day. Unless otherwise indicated, all time references (E.G., 10:00 a.m.) are to Dallas, Texas, time.

     12.3. COMMUNICATIONS. Unless otherwise stated, when a Loan Document requires or permits any consent, approval, notice, request, objection, or demand from one party to another, it must be written and is deemed given:

     - for Credit Requests, Conversion Requests, Collateral Delivery Notifications, and Payment Directions, only when actually received by Agent;

     - otherwise, if by telecopy, when transmitted to the appropriate telecopy number (but, without affecting the date deemed given, a telecopy communication must be promptly confirmed by telephone);

     - otherwise, if by mail, on the third Business Day after enclosed in a properly addressed, stamped, and sealed envelope deposited in the appropriate official postal service; and

     -    otherwise if by other means, when actually delivered.

Until changed by notice, the address and telecopy number are stated for (a) the Companies and Agent, beside their names on the signature pages below, and
(b) each Lender, beside its name on SCHEDULE 2.1.

     12.4. FORM AND NUMBER OF DOCUMENTS. The form, substance, and number of counterparts of each writing to be furnished under this agreement must be satisfactory to Agent and its counsel.

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


     12.5. EXCEPTIONS TO COVENANTS. No party to a Loan Document may take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Document if that action or omission would result in the breach of any other covenant contained in any Loan Document.

     12.6. SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents (a) survive all closings under the Loan Documents until the total Commitments have been terminated and the Obligations have been paid in full, and (b) except as otherwise indicated, are not affected by any investigation made by any party.

     12.7. GOVERNING LAW. The laws (OTHER THAN conflict-of-laws provisions) of the State of Texas and of the United States of America govern the rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

     12.8. INVALID PROVISIONS. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agent, Lenders, the Companies, and each other party to the affected Loan Document shall negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforce-able.

     12.9. AMENDMENTS, WAIVERS, ETC., AND CONFLICTS. An amendment of -- or an approval, consent, or waiver by one or more Lenders under -- any Loan Document must be in writing and must be:

          (a) Executed by the Companies and Agent if it purports to remove as a party to this agreement any Lender whose Commitment has been terminated in accordance with SECTION 2.4.

          (b) Executed by the Companies, Agent, and the particular Lender if it purports to (i) reduce or increase that Lender's Commitment and is accompanied by any prepayment to that Lender due because of that reduction and by a replacement Note payable to that Lender in the amount of its reduced or increased Commitment or (ii) change the payment terms of a Lender's Pricing Agreement.

          (c) Executed by the Companies, Agent, and any financial institution becoming a Lender under this agreement if it purports only to add that Lender and its Commitment to this agreement and is accompanied by a Note payable to that new Lender in the amount of its Commitment.

          (d) Executed by the Companies and Agent if it purports to reduce or increase any fees payable to Agent by the Companies.

          (e) Executed by the Companies and Agent and executed or approved in writing by all Lenders if it purports to (i) extend the due date, decrease the amount of any scheduled payment (except in respect of a particular Lender, under that Lender's Pricing Agreement), change any rate or amount of interest, decrease fees, or decrease other amounts payable to Agent or any Lender under the Loan Documents (OTHER THAN fees payable only to Agent), (ii) change the definition of "COMMITMENT PERCENTAGE," "COLLATERAL VALUE," "DETERMINING LENDERS," "ELIGIBLE COLLATERAL," "LOAN PERCENTAGE," "MARKET VALUE," or "TERMINATION DATE,"

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


     (iii) partially or fully release any guaranty or any Collateral (OTHER THAN releases of Collateral contemplated in this agreement), or
     (iv) change SECTION 2.6, 2.8, 3.5, 3.6, 3.7, 4.2, 8, 9.1, 9.2, 9.9,
     9.10, 12.2, OR 12.9 or any other matter specifically requiring action by all Lenders under the Loan Documents.

          (f) Otherwise (i) for this agreement, executed by the Companies, Agent, and Determining Lenders or (ii) for other Loan Documents, approved in writing by Determining Lenders and executed by the Companies, Agent, and any other party to that Loan Document.

Amendments under CLAUSES (A), (B)(I), and (C) above shall be substantially in the form of the attached EXHIBIT H and under CLAUSE (D) above shall be in the form acceptable to the Companies and Agent. Upon any amendment or change under CLAUSES (A), (B)(I), or (C) that results in the change of Lenders under this agreement or any of their Commitments, SCHEDULE 2.1 is deemed automatically to be amended to reflect those changes, and Agent shall circulate to the parties to this agreement an amended SCHEDULE 2.1 reflecting those changes. Agent's and Lender's Rights under the Loan Documents may not be waived by course of dealing or failure or delay in the exercise of those Rights. An approval, consent, or waiver is only effective for the specific instance and purpose for which it is given. The Loan Documents may only be supplemented by agreements, documents, and instruments delivered according to their respective express terms. Any conflict or ambiguity between this agreement's provisions and any other Loan Document's provisions must be resolved in favor of this agreement's provisions.

     12.10. MULTIPLE COUNTERPARTS. Any Loan Document may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one counterpart. Each initial Lender need not execute the same counterpart of this agreement so long as identical counterparts are executed by the Companies, each initial Lender, and Agent. This agreement shall become effective when counterparts of this agreement have been executed and delivered to Agent by each initial Lender, Agent, and the Companies, or, in the case only of those Lenders, when Agent has received telecopied or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of this agreement.

     12.11. SPECIAL AGENT. Each Lender appoints Borrower and Guarantor as its special agent for the sole and limited purpose of obtaining and maintaining appraisals in respect of Mortgage Collateral otherwise required in this agreement.

     12.12.    SUCCESSORS AND ASSIGNS; PARTICIPATION; NOVATION.

          (a) This agreement binds and inures to the Companies, Agent, and Lenders and their respective successors and assigns, EXCEPT THAT
     (i) neither Company may, directly or indirectly, assign or transfer (or attempt to do so) any of its Rights, duties, or obligations under any Loan Document without the express written consent of all Lenders, and
     (ii) except as permitted in this SECTION 12.12, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its Commitment or portion of the Obligations:

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its Commitment and its portion of the Obligations so long as: (i) the selling Lender must remain -- and the Participant does not become -- a "LENDER" under this agreement, (ii) the selling Lender's obligations under the Loan Documents remain unchanged, (iii) the selling Lender remains solely responsible for the performance of those obligations,
     (iv) the selling Lender remains the holder of its share of the Loan for all purposes under the Loan Documents, and (v) the Companies and Agent may continue to deal solely and directly with the selling Lender in connection with those Rights and obligations. Participants have no Rights under the Loan Documents except certain voting Rights provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of the Loan Documents with respect to all participations in its part of the Obligations so long as Borrower is never obligated to pay any amount in excess of the amount that would be due to the selling Lender under the Loan Documents calculated as though no participation had been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment of or approval, consent, or waiver under any Loan Document, EXCEPT to the extent such amendment, consent, approval, or waiver extends the due date for payment of any principal, interest, or fees due to that Lender, reduces the amount or rate of interest payable to that Lender, or releases any guaranty or Collateral (OTHER THAN releases of Collateral contemplated in this agreement). In those cases where a Participant is entitled to the benefits of this agreement or entitled to vote upon certain matters, that Lender must include a voting mechanism in the relevant participation agreement providing that a majority of that Lender's portion of the Loan (whether held by that Lender or participated) controls the vote for all of that Lender's Commitment Percentage or Loan Percentage, as the case may be. Except in the case of the sale of a participating interest to a Lender, the relevant participation agreement must not permit the Participant to transfer, pledge, assign, sell participation in, or otherwise encumber its portion of the Obligations.

          (c) Subject to the provisions of this section, if no Default is continuing, and upon the prior written consent of Borrower (which will not be unreasonably withheld) and Agent, and except that the aggregate Commitment for Bank One, Texas, N.A., and its Affiliates must at all times be at least $25,000,000 unless reduced by a reduction in the total Commitments, then any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, sell to one or more financial institutions (each a "PURCHASER") a proportionate part (not less than $15,000,000) of all or any part of its Rights and obligations under the Loan Documents. That Purchaser shall assume such rights and obligations, pursuant to an assignment agreement reasonably acceptable to Agent and Borrower. Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Agent and
     (ii) payment of a fee of $1,000 from such transferor to Agent, from and after the assignment's effective date (which must be after the date of such delivery): (A) That Purchaser is for all purposes a Lender party to -- with all the Rights and obligations of a Lender under -- this agreement, with a Commitment as stated in the assignment agreement; (B) the transferor Lender is released from its obligations under the Loan Documents to a corresponding extent (which may be 100% if it has sold 100% of its interest in the Obligations and Loan Documents); (C)
     SCHEDULE 2.1 is automatically deemed to reflect the name, address, and Commitment of that Purchaser, and Agent shall deliver to the Companies and Lenders an amended SCHEDULE 2.1 reflecting those changes; (D) Borrower shall execute and deliver to each of the transferor Lender and such Purchaser a Note in the face amount of its Commitment following such transfer, and, upon receipt of such Note, such transferor Lender shall return to Borrower the Note previously delivered to such Lender under this agreement; and (E) a Purchaser is subject to all the provisions in this agreement, the same as if it were a Lender that executed this agreement on its original date.

          (d) Any Lender may at any time, without the consent of either Company, Agent, or any other Lenders, assign all or any part of its Rights under the Loan Documents to a Federal Reserve Bank, but no such assignment releases the transferor Lender from its obligations under the Loan Documents.

          (e) Notwithstanding anything to the contrary contained herein, a Lender may not sell or participate any of its interests for a purchase price which, directly or indirectly, reflects a discount from face value, without first offering such sale or participation to the other Lenders on ratable basis according to their Commitment Percentages.

          (f) Any purported assignment, transfer, or sale in contravention of the foregoing provisions is void from beginning and not effective.

          (g) Neither the Companies nor Agent shall be required to incur any cost or expense incident to any sale to a Participant or Purchaser of any interest in the Obligations, and all such costs and expenses shall be for the account of Lender selling its rights in the Obligations to such Participant.

          (h) If pursuant to CLAUSE (B) above any interest in the Obligations is transferred to any Participant or Purchaser which is organized under the laws of any jurisdiction other than the United States of America or any state thereof, the transferor Lender shall cause such Participant, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, Agent, and Borrower) that under applicable laws no taxes will be required to be withheld by Agent, Borrower, or the transferor Lender with respect to any payments to be made to such Participant in respect of the Obligations, (ii) to furnish to each of the transferor Lender, Agent, and Borrower two duly completed copies of either U.S. INTERNAL REVENUE SERVICE FORM 4224 or U.S. INTERNAL REVENUE SERVICE FORM 1001 (wherein such Participant claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, Agent, and Borrower) to provide the transferor Lender, Agent, and Borrower a new FORM 4224 or FORM 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant, and to comply from time to time with all applicable laws with regard to such withholding tax exemption.

     12.13. ENTIRE AGREEMENT. THE NOTES, THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

     12.14. RENEWAL, EXTENSION, OR REARRANGEMENT. All provisions of this agreement and of the other Loan Documents shall apply with equal force and effect to each and all Notes hereby executed which in whole or in part represent a renewal or extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Notes or of any part of such other Obligations.

     12.15. WAIVER OF JURY TRIAL. Each Company and each Lender hereby knowingly and voluntarily waive any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, the Loan Documents. Each Lender is hereby authorized to submit, as conclusive evidence of such waiver of jury trial, this agreement to a court that has jurisdiction over the subject matter of such litigation and the parties to this agreement.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ASSOCIATES MORTGAGE FUNDING              RYLAND MORTGAGE COMPANY,
CORPORATION, BORROWER                    GUARANTOR

Associates Mortgage Funding              Ryland Mortgage Company
Corporation                              11000 Broken Land Parkway
1201 Market Street                       Columbia, Maryland  21044
Wilmington, Delaware  19801              Attention: President
Attention: President                     Telecopy No. (410) 715-7195


By    /S/ ALEXANDER J. STAVROLAKIS       By    /S/ ROBERT J. GAW
      ----------------------------             --------------------------
          Alexander J. Stavrolakis,            Robert J. Gaw,
          Assistant Treasurer                  President

BANK ONE, TEXAS, NATIONAL                      FIRST UNION NATIONAL BANK OF
ASSOCIATION, a LENDER and                      NORTH CAROLINA, a LENDER
AGENT

Bank One, Texas, National
Association
1717 Main Street                               By  /S/ JOSEPH A. MATYSEK
Dallas, Texas 75201                                ---------------------
Telecopy No. (214) 290-2275                            Jospeh A. Matysek,
Attention: Ms. Pamela E. Skinner                       Vice President
           Vice President

By   /S/ PAMELA E. SKINNER
    ----------------------
         Pamela E. Skinner,
         Vice President

TEXAS COMMERCE BANK NATIONAL                  DRESDNER BANK AG, NEW YORK
ASSOCIATION, a LENDER                          BRANCH, a LENDER


By   /S/ WILLIAM J. CLARK                     By   /S/ CHARLES H. HILL
     --------------------                          -------------------
         William J. Clark,                             Charles H. Hill,
         Vice President                                Vice President

                                              By   /S/ PETER BECKER
                                                   ----------------
                                                       Peter Becker,
                                                       Vice President

GUARANTY FEDERAL BANK, F.S.B.,               THE BANK OF TOKYO TRUST
a LENDER                                     COMPANY, a LENDER


By   /S/ JAMES E. ROBERTSON                  By   /S/ J.J. WALLACE, JR.
     ----------------------                       ---------------------
         James E. Robertson,                          J.J. Wallace, Jr.,
         Vice President                               Executive Vice President

THE INDUSTRIAL BANK OF JAPAN                 THE FIRST NATIONAL BANK OF
TRUST COMPANY, a LENDER                      MARYLAND,
                                              a LENDER

By   /S/ TAKESHI KAWANO                      By   /S/ F. WINFIELD TRICE, JR.
     ------------------                           --------------------------
         Takeshi Kawano,                              F. Winfield Trice, Jr.,
         Senior Vice President                        Vice President
         and Senior Manager

KLEINWORT BENSON LIMITED, a                  NBD BANK, N.A., a LENDER
LENDER


By   /S/ PATRICK F. DONELAN                  By   /S/ ANDREW HEINECKE
     ----------------------                       -------------------
         Patrick F. Donelan,                          Andrew H. Heinecke,
         Director                                     First Vice President

TRUST COMPANY BANK, a LENDER


By   /S/ JOHN H. VINCENT
     -------------------
         John H. Vincent,
         Banking Officer


By   /S/ HOLLIS LINGINFELTER
     -----------------------
         Hollis Linginfelter,
         Vice President
                                     62